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                                                                   EXHIBIT 10.54

                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT (this "Agreement" herein), dated as of June 30, 1999, is entered into by and among:

                  (1) SILICON VALLEY GROUP, INC., a Delaware corporation ("Lessee");

                  (2) SELCO SERVICE CORPORATION, an Ohio corporation doing business in California as Ohio SELCO Service Corporation ("Lessor");

                  (3) Each of the financial institutions from time to time listed in Schedule I hereto, as amended from time to time (such financial institutions to be referred to collectively as the "Participants"); and

                  (4) KEYBANK NATIONAL ASSOCIATION, as agent for the Participants (in such capacity, "Agent").

                                    RECITALS

         A. Lessee has requested Lessor and the Participants to provide to Lessee a lease facility pursuant to which:

                  (1) Lessor would (a) purchase the land described in Exhibit A (as more fully defined in Schedule 1.01, the "Land"), together with the improvements thereto, (b) lease such property to Lessee and (c) grant to Lessee the right to purchase such property; and

                  (2) The Participants would participate in such lease facility by (a) funding the advance to be made by Lessor to purchase such property and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

         B. Lessor and the Participants are willing to provide such lease facility upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.  INTERPRETATION.

         1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in Schedule 1.01 or in



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the provision of this Agreement or other document, instrument or agreement referenced in Schedule 1.01.

         1.02. Rules of Interpretation. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of interpretation set forth in Schedule 1.02 shall apply to this Agreement and the other Operative Documents.

   SECTION 2.     LEASE FACILITY.

         2.01.    Acquisition, Lease, Amount Limitations, Etc.

                  (a) Acquisition, Lease, Etc. Subject to the terms and conditions of this Agreement (including the limitations set forth in Subparagraph 2.01(b)), on the date specified by Lessee pursuant to Subparagraph 2.03(b) (the "Closing Date"):

                           (i) Lessor shall purchase (with funds provided by the
                  Participants) the Land, certain of the Improvements and certain other property (as more fully defined in Schedule 1.01, the "Property") and shall pay (with funds provided by the Participants) related expenses specified by Lessee to the extent such expenses are Permitted Transaction Expenses; and

                           (ii) Immediately upon the purchase by Lessor of the
                  Property, Lessor and Lessee shall execute (A) a Lease Agreement in the form of Exhibit B (the "Lease Agreement"), pursuant to which Lessor leases to Lessee the Property and (2) a Purchase Agreement in the form of Exhibit C (the "Purchase Agreement"), pursuant to which Lessor grants to Lessee the right to purchase the Property.

                  (b) Amount Limitations. The advance made by Lessor on the Closing Date to purchase the Property and pay Permitted Transaction Expenses (the "Acquisition Advance") shall not exceed the following limitations:

                           (i) The portion of the Acquisition Advance used to
                  pay the Acquisition Price for the Property shall not exceed the Closing Date Appraisal for the Property; and

                           (ii) The aggregate amount of the Acquisition Advance
                  shall not exceed the lesser of (A) Fourteen Million Eight Hundred Seventy Nine Thousand Five Hundred Dollars ($14,879,500) (the "Total Commitment") and (B) the Expiration Date Appraisal for the Property.

                  (c) Tranches. The Acquisition Advance shall consist of a Tranche A Portion and a Tranche B Portion. For accounting purposes, the Tranche A Portion shall constitute debt and the Tranche B Portion shall constitute equity.


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         2.02.    Participation Agreement.

                  (a) Acquisition Advance. Each Participant severally, unconditionally and irrevocably agrees with Lessor to participate in the Acquisition Advance made by Lessor in an amount equal to such Participant's Proportionate Share of the Acquisition Advance; provided, however, that the aggregate amount of each Participant's Proportionate Share of the Acquisition Advance shall not exceed such Participant's Commitment. Each Participant shall fund its Proportionate Share of the Acquisition Advance as provided in Subparagraph 2.05(a). Each Participant's Proportionate Share of the Acquisition Advance shall consist of such Participant's Tranche A Portion and Tranche B Portion.

                  (b) Payments. In consideration of each Participant's participation in the Acquisition Advance made by Lessor, such Participant shall participate in the payments made by Lessee under this Agreement and the other Operative Documents as provided in Paragraph 2.06.

                  (c)      Other Rights of Participants and Agent.

                           (i) Until all amounts payable to Agent and
                  Participants under this Agreement and the other Operative Documents are paid in full, Lessee shall deliver all notices for Lessor under this Agreement and the other Operative Documents to Agent at the office or facsimile number and during the hours specified in Paragraph 7.01. Agent shall promptly furnish to Lessor and each Participant copies of each such notice and, in the case of the Acquisition Request, shall notify each Participant of the amount of such Participant's Proportionate Share of the Acquisition Advance requested thereby.

                           (ii) Lessor is not an agent for Participants or Agent
                  and may exercise or refrain from exercising its rights under this Agreement and the other Operative Documents in its discretion; provided, however that:

                                    (A) Until all amounts payable to Agent and
                           Participants under this Agreement and the other Operative Documents are paid in full, (1) Lessor shall, subject to the limitations set forth in
                           Section VI, be required to act or to refrain from acting upon instructions of the Required Participants as provided in Paragraph 6.03 and (2) Agent may exercise any or all of the rights and remedies of Lessor, and shall be entitled to the other benefits afforded Lessor, under this Agreement and the other Operative Documents; and

                                    (B) This clause (ii) shall not relieve the
                           Lessor Parties of any of their obligations to Lessee under the Operative Documents.

                           (iii) Neither Agent nor any Participant shall have
                  any right, title or interest in the Property except for the Lien therein granted to Agent, for the

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                  benefit of the Participants, under the Lessor Deed of Trust, the Assignment of Lease and the Lessor Security Agreement.

         2.03. Acquisition Request. Lessee shall request Lessor to make the Acquisition Advance by delivering to Lessor an irrevocable written request in the form of Exhibit D, appropriately completed (the "Acquisition Request"), which specifies, among other things:

                  (a)      The amount of the Acquisition Advance;

                  (b) The date of the Acquisition Advance, which shall be a Business Day on or prior to July 15, 1999 (the "Commitment Termination Date");

                  (c) The portion of the Acquisition Advance to be used to pay the Acquisition Price of the Property; and

                  (d) The portion of the Acquisition Advance to be used to pay Permitted Transaction Expenses and the Permitted Transaction Expenses so to be paid.

Lessee shall deliver the Acquisition Request to Lessor by 11:00 a.m. on the Closing Date by first-class mail or facsimile as required by Subparagraph 2.02(c) and Paragraph 7.01; provided, however, that Lessee shall promptly deliver to Lessor the original of the Acquisition Request if initially delivered by facsimile. The amount set forth in the Acquisition Request shall constitute the Outstanding Lease Amount as of the Closing Date.

         2.04. Agent Fees. Lessee shall pay to Agent, for its own account, an agent structuring fee in the amount and at the time set forth in the Agent's Structuring Fee Letter (the "Agent's Structuring Fee").

         2.05.    Funding of Acquisition Advance.

                  (a) Participant Funding and Disbursement. Each Participant shall, before 11:00 a.m. on the Closing Date, make available to Agent at its office specified in Paragraph 7.01, in same day or immediately available funds, such Participant's Proportionate Share of the Acquisition Advance. After Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3, Agent will promptly disburse such funds on behalf of Lessor, in same day or immediately available funds, to an escrow or other account established for the payment of the Acquisition Price and any related Permitted Transaction Expenses pursuant to the Acquisition Agreement or otherwise as directed by Lessee in the Acquisition Request.

                  (b) Participants' Obligations Several. The failure of any Participant to fund its Proportionate Share of the Acquisition Advance shall not relieve any other Participant of its obligation hereunder to fund its Proportionate Share of the Acquisition Advance, and no Participant shall be responsible for the failure of any other Participant to fund its Proportionate Share of the Acquisition Advance on the Closing Date.



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         2.06.    Sharing of Payments.

                  (a) Outstanding Lease Amount. Lessor shall share payments applied to reduce the Outstanding Lease Amount as follows:

                           (i) Each payment of the Outstanding Lease Amount
                  derived from the purchase price paid by Lessee (or an Assignee Purchaser) to purchase the Property pursuant to the Purchase Agreement shall be shared first by the Participants pro rata according to their respective Outstanding Participation Amounts at the time of such payment, up to the Outstanding Participation Amount for each Participant.

                           (ii) Each payment of the Outstanding Lease Amount
                  derived from the Residual Value Guaranty Amount paid by Lessee pursuant to the Purchase Agreement shall be shared first by the Tranche A Participants pro rata according to their respective Outstanding Tranche A Participation Amounts at the time of such payment up to the Outstanding Tranche A Participation Amount for each Participant; and second, if any amounts remain after all Outstanding Tranche A Participation Amounts are paid in full, by the Tranche B Participants pro rata according to their respective Outstanding Tranche B Participation Amounts at the time of such payment up to the Outstanding Tranche B Participation Amount for each Participant.

                           (iii) Each payment of the Outstanding Lease Amount
                  derived from:

                                    (A) The purchase price paid by a Designated
                           Purchaser to purchase the Property pursuant to the Purchase Agreement;

                                    (B) The Indemnity Amount paid by Lessee
                           pursuant to the Purchase Agreement;

                                    (C) Casualty Proceeds or Condemnation
                           Proceeds related to any of the Property; or

                                    (D) The purchase price paid by any other
                           Person to purchase the Property (whether after the retention of such Property by Lessor following the Expiration Date, upon foreclosure or otherwise);

                  Shall be shared first by the Tranche A Participants pro rata according to their respective Outstanding Tranche A Participation Amounts at the time of such payment up to the Outstanding Tranche A Participation Amount for each Participant; and second, if any amounts remain after all Outstanding Tranche A Participation Amounts are paid in full, by the Tranche B Participants pro rata according to their respective Outstanding Tranche B Participation Amounts at the time of such payment up to the Outstanding Tranche B Participation Amount for each Participant.



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                  (b) Base Rent. Lessor shall share each payment applied to Base
         Rent among the Participants which funded the Outstanding Lease Amount pro rata according to (i) the respective Outstanding Participation Amounts so funded by such Participants and (ii) the dates on which such Participants so funded such amounts.

                  (c) Supplemental Rent. Lessor shall share each payment applied to Supplemental Rent among the Lessor Parties as follows:

                           (i) Each payment applied to Agent's Structuring Fee
                  shall be solely for the account of Agent.

                           (ii) Each payment applied to reimburse any Lessor
                  Party for any fees, costs and expenses incurred by such Lessor Party shall be solely for the account of such Lessor Party.

                           (iii) Each payment of interest (other than Base Rent)
                  shall be shared among the Lessor Parties owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lessor Parties and (B) the dates on which such amounts became owing to such Lessor Parties.

                           (iv) All other payments under this Agreement and the
                  other Operative Documents shall be for the benefit of the Person or Persons specified.

                  (d) Disproportionate Payments, Etc. If any Participant shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of amounts owed to it in excess of its ratable share of payments on account of such amounts obtained by all Participants entitled to such payments, such Participant shall forthwith purchase from the other Participants such participations in the payments to be made under the Operative Documents as shall be necessary to cause such purchasing Participant to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Participant, such purchase shall be rescinded and each other Participant shall repay to the purchasing Participant the purchase price to the extent of such recovery together with an amount equal to such other Participant's ratable share (according to the proportion of (i) the amount of such other Participant's required repayment to (ii) the total amount so recovered from the purchasing Participant) of any interest or other amount paid or payable by the purchasing Participant in respect of the total amount so recovered. Lessee agrees that any Participant so purchasing a participation from another Participant pursuant to this Subparagraph 2.06(d) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Participant were the direct creditor of Lessee in the amount of such participation.

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         2.07.    Other Payment Terms.

                  (a) Place and Manner of Payments by Lessee. Lessee shall make all payments due to any Lessor Party under this Agreement and the other Operative Documents by payments to Agent, for the account of such Person, at Agent's office, located at the address specified in Paragraph 7.01, with each payment due to a Participant to be for the account of such Participant's Applicable Participating Office. Lessee shall make all payments in lawful money of the United States and in same day or immediately available funds not later than 11:00 a.m. on the date due. Agent shall promptly disburse to the appropriate Person each such payment received by Agent for such Person.

                  (b) Date. Whenever any payment due under this Agreement or any other Operative Document shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of Rent, interest or fees, as the case may be.

                  (c) Late Payments. If any amounts required to be paid by Lessee under this Agreement or any other Operative Document (including Rent, interest, fees or other amounts) remain unpaid after such amounts are due, Lessee shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Base Rate plus two percent (2.0%), such rate to change from time to time as the Base Rate shall change.

                  (d) Application of Payments. Except as otherwise expressly provided herein or in the other Operative Documents, all payments and all other sums received by Lessor Parties under this Agreement and the other Operative Documents shall be applied first to unpaid fees, costs and expenses and other Supplemental Rent then due and payable under this Agreement or any other Operative Document, second to the accrued Base Rent then due and payable under this Agreement or any other Operative Document and finally to reduce the Outstanding Lease Amount. If, at any time, after Lessor Parties have so applied, or should have so applied, all payments received by Lessor Parties to Lessee Obligations then due and payable by Lessee any excess remains, Lessor Parties promptly shall return such excess to Lessee unless an Event of Default has occurred and is continuing.

                  (e) Failure to Pay Agent. Unless Agent shall have received notice from Lessee at least one (1) Business Day prior to the date on which any payment is due to Lessor or the Participants under this Agreement or the other Operative Documents that Lessee will not make such payment in full, Agent may assume that Lessee has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to the appropriate Persons on such due date an amount equal to the amount then due such Persons. If and to the extent Lessee shall not have so made such payment in full to Agent, each such Person shall repay to Agent forthwith on demand such amount distributed to such Person together with interest thereon, for each day from the date such amount is distributed to such Person until the date such Person repays such


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         amount to Agent, at (i) the Federal Funds Rate for the first three (3)
         days and (ii) the Base Rate plus two percent (2.0%) thereafter, such rate to change from time to time as the Base Rate shall change. A certificate of Agent submitted to any Person with respect to any amounts owing by such Person under this Subparagraph 2.07(e) shall be conclusive absent manifest error.

         2.08. Commitment Termination. Any undrawn portion of the Commitments shall terminate on the earlier of (a) the Closing Date, after the funding by the Participants of the Acquisition Advance, and (b) July 15, 1999.

         2.09. Lease Extensions. Lessee may, as provided herein but not more than three (3) times, request Lessor to extend the Scheduled Expiration Date of the Lease Agreement for an additional period of one (1) year by appropriately completing, executing and delivering to Agent a written request in the form of Exhibit E, together with an attachment thereto setting forth the terms upon which Lessee would propose for the requested extension (a "Lease Extension Request"). Lessee shall deliver each Lease Extension Request to Agent not more than eighteen (18) months and not less than fifteen (15) months before the then current Scheduled Expiration Date. Agent shall promptly deliver to Lessor and each Participant three (3) copies of each Lease Extension Request received by Agent. If Lessor or a Participant, in its sole and absolute discretion, consents to a Lease Extension Request, such Person shall evidence such consent by executing and returning two (2) copies of such Lease Extension Request to Agent not later than the last Business Day which is not less than thirteen (13) months prior to the then current Scheduled Expiration Date. Any failure by Lessor or any Participant so to execute and return a Lease Extension Request shall be deemed a denial thereof. If Lessee shall deliver a Lease Extension Request to Lessor pursuant to the first sentence of this Subparagraph 2.09(b), then not later than the last Business Day which is not less than 364 days prior to the then current Scheduled Expiration Date, Agent shall notify Lessee, Lessor and the Participants in writing whether (i) Agent has received a copy of the Lease Extension Request executed by Lessor and each Participant, in which case the definition of "Scheduled Expiration Date" set forth in Subparagraph 2.02(a) of the Lease Agreement shall be deemed extended to the date which is one (1) year after the then current Scheduled Expiration Date (subject to the receipt by Agent of any amounts payable by Lessee in connection with such extension), or
(ii) Agent has not received a copy of the Lease Extension Request executed by Lessor and each Participant, in which case such Lease Extension Request shall be deemed denied. Lessee acknowledges that neither Lessor nor any Participant has promised (either expressly or implicitly), or has any obligation or commitment, to extend or consent to the extension of the Scheduled Expiration Date at any time.

         2.10. Nature of the Transaction. Lessee and the Lessor Parties intend that the transaction evidenced by this Agreement and the other Operative Documents constitute an operating lease for purposes of Lessee's financial and SEC reporting and a loan secured by the Property for purposes of federal, state and local income tax and commercial, real estate and bankruptcy law. To the extent that this Agreement and the other Operative Documents reflect the lease form alone, they do so for convenience only, and such form should not be construed to alter the intent expressed in the preceding sentence. Lessee and the Lessor Parties intend that the

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Operative Documents have the dual form referred to in the first sentence of this paragraph, notwithstanding the use of the lease form alone. However, the parties hereto reserve the right to report this transaction in their legal documents as required by law, and such reporting will not affect the characterization of this transaction, inter se, as described in this Paragraph 2.10.

                  (a) Tax Treatment. For purposes of all income, franchise and other taxes imposed upon or measured by income, Lessee and Lessor Parties intend that the transaction evidenced by the Operative Documents shall be treated as a loan by the Participants (through Lessor) to Lessee secured by the Property, with Lessee as owner of the Property. Lessee and the Lessor Parties may only take deductions, credits, allowances and other reporting positions on their respective returns, reports and statements which are consistent with such treatment, unless required to do otherwise by an appropriate taxing authority after the completion of judicial proceedings at which Lessee has had a full and complete opportunity to present its position or after a clearly applicable change in applicable Governmental Rules; provided, however, that if an appropriate taxing authority or a clearly applicable change in applicable Governmental Rules requires any Lessor Party to take such an inconsistent position, such Lessor Party shall promptly notify Lessee.

                  (b) Other Legal Treatment. For purposes of commercial, real estate and bankruptcy law, Lessee and Lessor Parties also intend that the transaction evidenced by the Operative Documents shall be treated as a loan by the Participants (through Lessor) to Lessee secured by the Property, with Lessee as owner of the Property. Consistent with such treatment, Lessee and the Lessor Parties intend that, among other things for such purposes, (i) the Acquisition Advance be treated as a loan to Lessee by the Participants (through Lessor); (ii) the Acquisition Advance be secured by the Property and the Lessor Parties have the rights and remedies of secured lenders; (iii) Base Rent be treated as interest on the Acquisition Advance; (iv) Lessee be required to pay on the Expiration Date only the Residual Value Guaranty Amount, the Indemnity Amount and the other amounts required by Subparagraph 3.03(b) of the Purchase Agreement if Lessee exercises the Return Option in accordance with the Purchase Agreement; and (v) Lessee be required to pay on the Expiration Date the Outstanding Lease Amount and all other amounts outstanding under this Agreement and the other Operative Documents if the Lease Agreement is terminated or all Lessee Obligations are declared due prior to the Scheduled Expiration Date after an Event of Default occurs under the Lease Agreement or if Lessee fails to or is otherwise not entitled to exercise the Return Option in accordance with the Purchase Agreement.

                  (c) No Reliance by Lessee. Lessee acknowledges and agrees that no Lessor Party has made any representations or warranties to Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.



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                  (d) Loss of Lease Treatment. If the transaction evidenced by this Agreement and the other Operative Documents can no longer be treated as an operating lease pursuant to GAAP for accounting purposes, all provisions in the Operative Documents limiting Lessee's obligation to pay less than the Outstanding Lease Amount (including the Return Option) on the Expiration Date shall no longer apply. If any such change in accounting treatment shall occur, and the provisions of the Operative Documents cannot be modified in a manner which will preserve such accounting treatment without resulting in a Material Adverse Effect, then Lessee and Lessor shall enter into such amendments to the Operative Documents as Lessor or Required Participants may reasonably request to reflect the foregoing.

         2.11.    Security.

                  (a)      Lessee Obligations.

                           (i) To the extent that the transaction evidenced by
                  the Lease Agreement, Purchase Agreement and other Operative Documents is treated as a loan by the Participants (through Lessor) to Lessee secured by the Property, with Lessee as owner of the Property pursuant to Paragraph 2.10, the Lessee Obligations shall be secured by the Real Property Collateral and the Personal Property Collateral (collectively, the "Property Collateral") as provided in Subparagraphs 2.07(a) and 2.07(b) of the Lease Agreement and in an Assignment of Remediation Agreements in the form of Exhibit M, executed by Lessee (the "Assignment of Remediation Agreements").

                           (ii) In addition to the Property Collateral, the
                  Lessee Obligations shall be secured by a Cash Collateral Agreement in the form of Exhibit F, duly executed by Lessee (the "Cash Collateral Agreement") and Cash Collateral delivered to Agent or Participants pursuant to the Cash Collateral Agreement. Lessee shall deliver to Depository Banks pursuant to the Cash Collateral Agreement Cash Collateral in an amount not less than 105% of the total Tranche A Proportionate Shares of the Outstanding Lease Amounts at any time Lessee elects, pursuant to Subparagraph 3.01(a) of the Purchase Agreement, to exercise the Return Option after Lessor notifies Lessee that Lessor is terminating the Lease Agreement pursuant to Subparagraph 5.03(a) of the Lease Agreement or declaring all Lessee Obligations due pursuant to Subparagraph 5.04(a) of the Lease Agreement on a Termination Date that is prior to the Scheduled Expiration Date. At the time Lessee delivers any Cash Collateral to Agent or Participants pursuant to this clause (ii), Lessee also shall deliver to Lessor a favorable written opinion of its counsel, in form and substance reasonably satisfactory to Lessor and Agent but subject to customary qualifications and assumptions, to the effect that the Cash Collateral Agreement is a legal, valid and binding agreement of Lessee, enforceable in accordance with its terms, and that Lessor has a perfected security interest in the Cash Collateral. Lessee may not withdraw any Cash Collateral


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                  required to be delivered pursuant to this clause (ii) until the Expiration Date and the satisfaction in full of all Lessee Obligations.

                           (iii) Lessee shall deliver to Lessor and Agent such
                  additional mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language) and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as Lessor or Agent may reasonably request to (A) grant, perfect, maintain, protect and evidence security interests in favor of Lessor or Agent in the Property Collateral prior to the Liens or other interests of any Person, except for Permitted Property Liens; and (B) otherwise establish, maintain, protect and evidence the rights provided to Lessor and Agent in the Property Collateral. Lessee shall fully cooperate with Lessor and Agent and perform all additional acts reasonably requested by Lessor or Agent to effect the purposes of this Subparagraph 2.11(a).

                  (b)      Lessor Obligations to Lessor Parties.

                           (i) The Lessor Obligations to the Lessor Parties
                  shall be secured by the following:

                                    (A) An Assignment of Lease Agreement and
                           Purchase Agreement in the form of Exhibit G, duly executed by Lessor (the "Assignment of Lease");

                                    (B) A Deed of Trust with Assignment of
                           Rents, Security Agreement and Fixture Filing in the form of Exhibit H, duly executed by Lessor (the "Lessor Deed of Trust"); and

                                    (C) A Security Agreement in the form of
                           Exhibit I, duly executed by Lessor (the "Lessor Security Agreement").

                           (ii) Lessor shall deliver to Agent such additional
                  mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language) and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as Agent may reasonably request to (A) grant, perfect, maintain, protect and evidence security interests in favor of Agent in Lessor's rights in the Property Collateral and the Cash Collateral; and (B) otherwise establish, maintain, protect and evidence the rights provided to Agent in the Property Collateral and the Cash Collateral. Lessor shall fully cooperate with Agent and perform all additional acts reasonably requested by Agent to effect the purposes of this Subparagraph 2.11(b).

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                           (iii) Lessee hereby consents to the Assignment of
                  Lease, the Lessor Deed of Trust and the Lessor Security Agreement; the Liens granted to Agent therein; and all other Liens granted to Agent in any of the Operative Documents and the Property to secure the Lessor Obligations.

                  (c) Lessor Obligations to Lessee. The Lessor Obligations to Lessee shall be secured by a Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing in the form of Exhibit J, duly executed by Lessor (the "Lessor/Lessee Deed of Trust").

         2.12.    Change of Circumstances.

                  (a) Inability to Determine Rates. If, on or before the first day of any Rental Period for any Portion, (i) any Participant shall advise Agent that the LIBOR Rental Rate for such Rental Period and Portion cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) Required Participants shall advise Agent that the LIBOR Rental Rate for such Rental Period and Portion does not adequately and fairly reflect the cost to such Participants of funding their shares of such Portion, Agent shall immediately give notice of such condition to Lessee, Lessor and the other Participants. After the giving of any such notice (and until Agent shall otherwise notify Lessee and Lessor that the circumstances giving rise to such condition no longer exist), the LIBOR Rental Rate shall be unavailable and the Rental Rate for each new Rental Period shall be the Alternate Rental Rate.

                  (b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by Lessor or any Participant with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Participant to fund or maintain its portion of the Outstanding Lease Amount at the LIBOR Rental Rate, such Participant shall immediately notify Agent and Agent shall immediately notify Lessee, Lessor and the other Participants of such Change of Law. Upon the termination of the Rental Period during which such notice was given, and until Agent shall otherwise notify Lessee and Lessor that such Change of Law is no longer in effect, the LIBOR Rental Rate shall be unavailable for the Outstanding Participation Amount of the Participant affected by such Change of Law and the Rental Rate for the Outstanding Participation Amount of such Participant after the end of the Rental Period during which such notice was given shall be the Alternate Rental Rate.

                  (c) Increased Costs. Subject to Paragraph 2.16, if, after the date of this Agreement, any Change of Law:

                           (i) Shall subject Lessor or any Participant to any
                  tax, duty or other charge with respect to the Outstanding Lease Amount, or shall change the basis of taxation of Base Rent payments by Lessee to Lessor or any Participant under this Agreement or any other Operative Document (except for changes in the rate of taxation on the overall net income of Lessor or any Participant imposed by its jurisdiction of incorporation or, in the case of any Participant, the jurisdiction in which its Applicable Participating Office is located); or

                           (ii) Shall impose, modify or hold applicable any
                  reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rental
                  Rate), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by Lessor or any Participant or its portion of the Outstanding Lease Amount; or

                           (iii) Shall impose on Lessor or any Participant any
                  other condition related to the Outstanding Lease Amount, Base Rent or Lessor's or such Participant's commitments hereunder;

         And the effect of any of the foregoing is to increase the cost to Lessor or such Participant of funding or maintaining its portion of the Outstanding Lease Amount or commitments or to reduce any amount receivable by Lessor or such Participant hereunder; then Lessee shall from time to time within thirty (30) days after demand by such Person, pay to such Person additional amounts sufficient to reimburse such Person for such increased costs or to compensate such Person for such reduced amounts; provided, however, that Lessee shall have no obligation to make any payment to any demanding party under this Subparagraph 2.12(c) on account of any such increased costs or reduced amounts relating to any Rental Period that ended more than six (6) months prior to such demanding party's first demand for payment (or, if any increased costs or reduced amounts do not relate to a particular Rental Period, on account of any such increased costs or reduced amounts realized by the demanding party more than six (6) months prior to its first demand for payment). A certificate of Lessor or any Participant setting forth in reasonable detail the computation of any such increased costs or reduced amounts, delivered by such Person to Lessee shall constitute prima facie evidence of such costs or amounts. The obligations of Lessee under this Subparagraph 2.12(c) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                  (d) Capital Requirements. Subject to Paragraph 2.16, if, after the date of this Agreement, Lessor or any Participant determines that
         (i) any Change of Law affects the amount of capital required to be maintained by such Person or any other Person controlling such Person (a "Capital Adequacy Requirement") and (ii) the amount of capital maintained by such Person or such other Person which is attributable to or based upon the Acquisition Advance, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Person's or such other Person's policies with respect to capital adequacy), Lessee shall pay to such Person or such other Person, within thirty (30) days after demand of such Person, such amounts as such Person or such other Person reasonably shall determine are necessary to compensate such Person or such other Person for the increased costs to such Person or such other Person of such increased capital; provided, however, that Lessee shall have no obligation to make any payment to any demanding party under this Subparagraph 2.12(d) on account of any such increased costs relating to any Rental Period that ended more than six (6) months prior to such demanding party's first demand for payment (or, if any increased costs or reduced amounts do not relate to a particular Rental Period, on account of any such increased costs or reduced amounts realized by the demanding party more than six (6) months prior to its first demand for payment). A certificate of Lessor or any Participant setting forth in reasonable detail the computation of any such increased costs, delivered by such Person to Lessee shall constitute prima facie evidence of such costs. The obligations of Lessee under this Subparagraph 2.12(d) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                  (e) Mitigation. If Lessor or any Participant becomes aware of
         (i) any Change of Law which will make it unlawful or impossible for such Person to fund or maintain its portion of the Outstanding Lease Amount at the LIBOR Rental Rate or (ii) any Change of Law or other event or condition which will obligate Lessee to pay any amount pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d), such Person shall notify Lessee and Agent thereof as promptly as practical. If any Person has given notice of any such Change of Law or other event or condition and thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Person shall notify Lessee and Agent thereof as promptly as practical. Each Person affected by any Change of Law which makes it unlawful or impossible for such Person to fund or maintain its portion of the Outstanding Lease Amount at the LIBOR Rental Rate or to which Lessee is obligated to pay any amount pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d) shall use reasonable commercial efforts (including changing the jurisdiction of its Applicable Participating Office) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which Lessee is obligated to pay pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d) if, in the reasonable opinion of such Person, such efforts would not be disadvantageous to such Person or contrary to such Person's normal business practices for transactions of this type.

         2.13.    Taxes on Payments.

                  (a) Payments Free of Taxes. Subject to Paragraph 2.16, all payments made by Lessee under this Agreement and the other Operative Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Indemnified Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority. If any Indemnified Taxes are required to be withheld from any amounts payable to any Lessor Party hereunder or under the other Operative

         Documents, the amounts so payable to such Lessor Party shall be increased to the extent necessary to yield to such Lessor Party (after payment of all Indemnified Taxes) the Base Rent or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Operative Documents. Whenever any Indemnified Taxes are payable by Lessee, as promptly as possible thereafter, Lessee shall send to Agent for its own account or for the account of Lessor or such Participant, as the case may be, a certified copy of an original official receipt received by Lessee showing payment thereof. If Lessee fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Lessee shall indemnify the Lessor Parties for any incremental taxes, interest or penalties that may become payable by the Lessor Parties as a result of any such failure. The obligations of Lessee under this Subparagraph 2.13(a) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                  (b) Withholding Exemption Certificates. On or prior to the Closing Date or, if such date does not occur within thirty (30) days after the date of this Agreement, by the end of such 30-day period, Lessor, if it is not organized under the laws of the United States of America or a state thereof, and each Participant which is not organized under the laws of the United States of America or a state thereof shall deliver to Lessee and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that Lessor or such Participant, as the case may be, is entitled to receive payments under this Agreement and the other Operative Documents without deduction or withholding of any United States federal income taxes. Lessor and each Participant further agree (i) promptly to notify Lessee and Agent of any change of circumstances (including any change in any treaty, law or regulation) which would prevent such Person from receiving payments hereunder without deduction or withholding of such taxes and (ii) if Lessor or such Participant has not so notified Lessee and Agent of any change of circumstances which would prevent such Person from receiving payments hereunder without deduction or withholding of taxes, then on or before the date that any certificate or other form delivered by such Person under this Subparagraph 2.13(b) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Person, to deliver to Lessee and Agent a new certificate or form certifying that such Person is entitled to receive payments under this Agreement and the other Operative Documents without deduction or withholding of such taxes. If Lessor or any Participant fails to provide to Lessee or Agent pursuant to this Subparagraph 2.13(b) (or, in the case of an Assignee Participant, Subparagraph 7.05(b)) any certificates or other evidence required by such provision to establish that such Person is, at the time it becomes a Lessor or a Participant hereunder, entitled to receive payments under this Agreement and the other Operative Documents without deduction or withholding of any United States federal income taxes, Lessor or such Participant, as the case may be, shall not be entitled to any indemnification under Subparagraph 2.13(a) for any Indemnified Taxes imposed on such Lender primarily as a result of such failure.

                  (c) Mitigation. If any Lessor Party claims any additional amounts to be payable to it pursuant to this Paragraph 2.13, such Lessor Party shall use reasonable commercial efforts to file any certificate or document requested in writing by Lessee (including copies of Internal Revenue Service Form 1001 (or successor forms) reflecting a reduced rate of withholding) or to change the jurisdiction of its Applicable Participating Office if the making of such a filing or such change in the jurisdiction of its Applicable Participating Office would avoid the need for or materially reduce the amount of any such additional amounts which may thereafter accrue and if, in the reasonable opinion of a Participant, in the case of a change in the jurisdiction of its Applicable Participating Office, such change would not be disadvantageous to such Person.

                  (d) Tax Returns. Nothing contained in this Paragraph 2.13 shall require any Lessor Party to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

                  (e) Tax Savings. In the event an Indemnitee receives a refund (or similar tax savings) in respect of any Indemnified Tax paid or reimbursed by Lessee, such Indemnitee shall, within thirty (30) days thereafter, remit the amount of such refund (or tax savings) to Lessee, provided that the amount so remitted shall not exceed the lesser of:
         (i) the amount received by such Indemnitee as a refund (or tax savings) net of all reasonable costs and expenses incurred by such Indemnitee in connection with obtaining and paying such amount; and (ii) the remainder of (A) the amount of all prior payments by Lessee to such Indemnitee with respect to Indemnified Taxes, plus any refunded interest, less (B) the amount of all prior payments by such Indemnitee to Lessee under this Subparagraph 2.13(e); provided that (1) any disallowance or other loss of such refund (or tax savings) shall be treated as an "Indemnified Tax" without regard to all exclusions and
         (2) no such remittance shall be made if any Default or Event of Default has occurred and is continuing.

         2.14. Funding Loss Indemnification. Subject to Paragraph 2.16, if Lessee shall (a) pay all or any portion of the Outstanding Lease Amount on any day other than the last day of a Rental Period therefor (whether an optional payment, a mandatory payment or otherwise) or (b) cancel or otherwise fail to consummate the Acquisition Request which has been delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), then Lessee shall, within five (5) Business Days after demand by Lessor or any Participant, reimburse such Person for and hold such Person harmless from all costs and losses incurred by such Person as a result of such payment, cancellation or failure. Lessee understands that such costs and losses may include, without limitation, losses incurred by Lessor or a Participant as a result of funding and other contracts entered into by such Person to fund its portion of the Outstanding Lease Amount. Each Person demanding payment under this Paragraph 2.14 shall deliver to Lessee, with a copy to Agent, a certificate setting forth the amount of costs and losses for which demand is made, which certificate shall set forth in reasonable detail the calculation of the amount demanded. Such a certificate so delivered to Lessee shall constitute prima facie evidence of such costs and losses. The obligations of Lessee under this Paragraph 2.14 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

         2.15. Replacement of Participants. If any Participant shall (a) become a Defaulting Participant more than one (1) time in a period of twelve (12) consecutive months, (b) continue as a Defaulting Participant for more than five
(5) Business Days at any time, (c) deliver, pursuant to Subparagraph 2.12(b), a notice of a Change of Law which does not affect any other Participant, or (d) demand any payment under Subparagraph 2.12(c), 2.12(d) or 2.13(a) for a reason which is not applicable to any other Participant, then Agent may (or upon the written request of Lessee, shall) replace such Participant (the "affected Participant"), or cause such affected Participant to be replaced, with another financial institution (the "replacement Participant") satisfying the requirements of an Assignee Participant under Subparagraph 7.05(b), by having the affected Participant sell and assign all of its rights and obligations under this Agreement and the other Operative Documents to the replacement Participant pursuant to Subparagraph 7.05(b); provided, however, that if Lessee seeks to exercise such right, it must do so within sixty (60) days after it first knows or should have known of the occurrence of the event or events giving rise to such right, and no Lessor Party shall have any obligation to identify or locate a replacement Participant for Lessee. Upon receipt by any affected Participant of a written notice from Agent stating that Agent is exercising the replacement right set forth in this Paragraph 2.15, such affected Participant shall sell and assign all of its rights and obligations under this Agreement and the other Operative Documents to the replacement Participant pursuant to an Assignment Agreement and Subparagraph 7.05(b) for a purchase price equal to the sum of its portion of the Outstanding Lease Amount, the accrued and unpaid portion of the Base Rent relating to such portion and its ratable share of all fees to which it is entitled.

         2.16. Limitation on Collection of Costs. Lessee shall not be obligated to reimburse any Lessor Party for any cost or expense incurred by such Lessor Party pursuant to Paragraph 2.12, Paragraph 2.13 or Paragraph 2.14 unless demand for such payment is made by such Lessor Party to Lessee within one (1) year after the date such cost or expense was incurred.

SECTION 3.     CONDITIONS PRECEDENT.

         3.01. Acquisition Advance. The obligation of Lessor to make the Acquisition Advance hereunder (and the obligations of the Participants to fund their respective Proportionate Shares of the Acquisition Advance) is (are) subject to receipt by Agent, on or prior to the Closing Date, of each item listed in Schedule 3.01).

         3.02. Other Conditions Precedent. The occurrence of each Credit Event (including the making of the Acquisition Advance by Lessor and the funding of the Acquisition Advance by the Participants) is subject to the further conditions that, on the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

                  (a) The representations and warranties of Lessee set forth in Paragraph 4.01 and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                  (b) No Default has occurred and is continuing or will result from such Credit Event; and

                  (c) All of the Operative Documents are in full force and effect.

The submission by Lessee to Lessor and Agent of the Acquisition Request and a Notice of Return Option Exercise shall be deemed to be a representation and warranty by Lessee that each of the statements set forth above in this Paragraph
3.02 is true and correct as of the date of such request and notice.

         3.03. Covenant to Deliver. Lessee agrees (not as a condition but as a covenant) to deliver to Lessor and Agent each item required to be delivered to Lessor and Agent as a condition to the Acquisition Advance if the Acquisition Advance is made. Lessee expressly agrees that the making of the Acquisition Advance prior to the receipt by Lessor and Agent of any such item shall not constitute a waiver by Lessor, Agent or any Participant of Lessee's obligation to deliver such item, unless expressly waived in writing.

SECTION 4.     REPRESENTATIONS AND WARRANTIES.

         4.01. Lessee's Representations and Warranties. In order to induce the Lessor Parties to enter into this Agreement and the other Operative Documents to which they are parties, Lessee hereby represents and warrants to the Lessor Parties, except as has been previously disclosed to the Lessor Parties in the Disclosure Letter, the Environmental Reports or the Financial Statements delivered on or before the date of this Agreement, as follows:

                  (a) Due Incorporation, Qualification, etc.

                           (i) Lessee (A) is a corporation duly organized,
                  validly existing and in good standing under the laws of its state of incorporation; (B) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (C) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed is reasonably likely to have a Material Adverse Effect.

                           (ii) Each Material Subsidiary and, to the knowledge
                  of Lessee, each other Subsidiary, (A) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (B) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (C) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed is reasonably likely to have a Material Adverse Effect.

                  (b) Authority. The execution, delivery and performance by Lessee of each Operative Document executed, or to be executed, by Lessee and the consummation of the transactions contemplated thereby (i) are within the power of Lessee and (ii) have been duly authorized by all necessary actions on the part of Lessee.

                  (c) Enforceability. Each Operative Document executed, or to be executed, by Lessee has been, or will be, duly executed and delivered by Lessee and constitutes, or will constitute, a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  (d) Non-Contravention. The execution and delivery by Lessee of the Operative Documents executed by Lessee and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to Lessee; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of Lessee; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of Lessee (except such Liens as may be created in favor of Lessor or Agent pursuant to this Agreement or the other Operative Documents).

                  (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative Documents executed by Lessee and the performance and consummation by Lessee of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.

                  (f) No Violation or Default. Neither Lessee, nor any of its Material Subsidiaries, nor to the best knowledge of Lessee any other Subsidiary, is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person; (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default is reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, neither Lessee, nor any of its Material Subsidiaries, nor to the best knowledge of Lessee any other Subsidiary, (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation is reasonably likely to have a Material Adverse Effect. No Default has occurred and is continuing.

                  (g) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Lessee, threatened against Lessee or any of its Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Lessee of the Operative Documents or the transactions contemplated thereby.

                  (h) Title; Possession Under Leases. Lessee and its Subsidiaries own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by Lessee and its Subsidiaries since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement). Such assets and properties are subject to no Lien, except for Permitted Liens. Each of Lessee and its Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect (except such leases that have expired in accordance with their terms or have been replaced by similar leases or where such failure to comply is not reasonably likely to have a Material Adverse Effect). Each of Lessee and its Subsidiaries enjoys peaceful and undisturbed possession under such leases.

                  (i) Financial Statements. The Financial Statements of Lessee and its Subsidiaries which have been delivered to Agent, (i) are in accordance with the books and records of Lessee and its Subsidiaries, which have been maintained in accordance with good business practice;
         (ii) have been prepared in conformity with GAAP; and (iii) fairly present the financial conditions and results of operations of Lessee and its Subsidiaries as of the date thereof and for the period covered thereby. Neither Lessee nor any of its Subsidiaries has any Contingent Obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the audited Financial Statements dated September 30, 1998, furnished by Lessee to Agent prior to the date hereof, or in the Financial Statements delivered to Agent pursuant to clause (i) or (ii) of Subparagraph 5.01.

                  (j) Equity Securities. To the knowledge of Lessee, all outstanding Equity Securities of Lessee are duly authorized, validly issued, fully paid and non-assessable.

                  (k) No Agreements to Sell Assets; Etc. Except as otherwise permitted by Subparagraph 5.02(c) or Subparagraph 5.02(d), neither Lessee nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any Person to sell the assets of Lessee or any of its Subsidiaries (other than sales in the ordinary course of business), or to effect any merger, consolidation or other reorganization of Lessee or any of its Subsidiaries or to enter into any agreement with respect thereto.

                  (l) Employee Benefit Plans.

                           (i) Based on the latest valuation of each Employee
                  Benefit Plan that either Lessee or any ERISA Affiliate maintains or contributes to, or has any obligation under (which occurred within twelve months of the date of this representation), the aggregate benefit liabilities of such plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such plan. Neither Lessee nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan contribution coverage is not reasonably likely to have a Material Adverse Effect.

                           (ii) Each Employee Benefit Plan complies, in both
                  form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by either Lessee or any ERISA Affiliate of any material liability, fine or penalty. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of Lessee or any ERISA Affiliate is legally valid and binding and in full force and effect. No Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. Neither Lessee nor any ERISA Affiliate nor any fiduciary of any Employee Benefit Plan has engaged in a prohibited transaction under section 406 of ERISA or section 4975 of the IRC.

                           (iii) Neither Lessee nor any ERISA Affiliate
                  contributes to or has any material contingent obligations to any Multiemployer Plan. Neither Lessee nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
                  Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither Lessee nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

                  (m) Other Regulations. Lessee is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

                  (n) Patent and Other Rights. Lessee and its Subsidiaries own or license under validly existing agreements, all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted, except to the extent that failure to own or license the same could not reasonably be expected to have a Material Adverse Effect.

                  (o) Governmental Charges and Other Indebtedness. Lessee and its Material Subsidiaries have filed or caused to be filed all tax returns which are required to be filed by them. Lessee and its Subsidiaries have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided or which are not reasonably likely to have a Material Adverse Effect if unpaid.

                  (p) Margin Stock. Lessee owns no Margin Stock which, in the aggregate, would constitute a substantial part of the assets of Lessee, and no proceeds of any Loan will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.

                  (q) Subsidiaries, etc. Set forth in Schedule 4.01(q) (as supplemented by Lessee from time to time in a written notice to Agent) is a complete list of all of Lessee's Subsidiaries, the jurisdiction of incorporation of each, the classes of Equity Securities of each and the number of shares and percentages of shares of each such class owned directly or indirectly by Lessee.

                  (r) Catastrophic Events. Neither Lessee, nor any of its Material Subsidiaries, nor to the knowledge of Lessee any other Subsidiary, and none of their properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that is reasonably likely to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Lessee, any of its Material Subsidiaries, or to the knowledge of Lessee any of its Subsidiaries, is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Lessee, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate are reasonably likely to have a Material Adverse Effect.

                  (s) No Material Adverse Effect. No event has occurred and is continuing and no condition exists which is reasonably likely to have a Material Adverse Effect.

                  (t) The Property.

                           (i) The Land consists of approximately 43.5 acres
                  located in the City of Scotts Valley, California, more particularly described in Exhibit A.

                           (ii) The Lessor Improvements on the Land consist of a
                  nine (9) building, multi-story facility containing approximately 210,140 square feet of floor area, together with parking, landscaping, recreational and related facilities, amenities and improvements. The Lessor Improvements are in good condition and fit for use as an administrative office and a manufacturing, research and development facility.

                           (iii) Access to the Land for pedestrians and motor
                  vehicles from publicly dedicated streets and public highways is available. All utilities required to adequately service the Lessor Improvements for Lessee's use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws except where the absence of such permits will not have a Material Adverse Effect).

                           (iv) No portion of the Property is located in an area
                  identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, or if any portion of the Property is located in such an area, flood insurance has been obtained for the Property or such portion thereof in accordance with Paragraph
                  3.03 of the Lease Agreement and the National Flood Insurance Act of 1968.

                           (v) All of the Property complies and will comply at
                  all times with all applicable Governmental Rules (including Title III of the Americans with Disabilities Act; except as has been previously disclosed to the Lessor Parties in writing in the Environmental Reports, Environmental Laws; and zoning, land use, building, planning and fire laws, rules, regulations and codes) and Insurance Requirements, except for violations which are not reasonably likely to have a Material Adverse Effect. Except as has been previously disclosed to the Lessor Parties in writing in the Environmental Reports, no Hazardous Materials have been used, generated, manufactured, stored, treated, disposed of, transported or present on or released or discharged from the Property in any manner that is reasonably likely to have a Material Adverse Effect. Except as has been previously disclosed to the Lessor Parties in writing, there are no claims or actions which are reasonably likely to have a Material Adverse Effect pending or, to Lessee's knowledge, threatened against any of the Property by any Governmental Authority or any other Person relating to Hazardous Materials or pursuant to any Environmental Laws.

                           (vi) None of the Lessor Improvements encroach or will
                  at any time encroach onto any adjoining land in any manner that is reasonably likely to have a Material Adverse Effect, except as permitted by express written and recorded encroachment agreements approved by Agent or as affirmatively insured against by appropriate title insurance.

                           (vii) All licenses, approvals, authorizations,
                  consents, permits, easements and rights-of-way which are required for the use of any of the Property and which are reasonably likely to have a Material Adverse Effect if not obtained have been obtained or, if not yet required, will be obtained before required.

                           (viii) After the purchase of the Property on the
                  Closing Date in accordance with the Operative Documents, Lessor will have good and valid fee simple title to such Property, subject to no Liens except for Permitted Property

                  Liens. As of the Closing Date, no Person, other than Lessee, leases or subleases all or any portion of the Property.

                  (u) Chief Executive Office. Lessee's chief executive office is located at 101 Metro Drive, Suite 400, San Jose, CA 95110, or at such other location as Lessee may notify Lessor from time to time in accordance with Subparagraph 5.01(g).

                  (v) Year 2000 Compatibility. Lessee and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Lessee and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31,
         1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Lessee believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

                  (w) Accuracy of Information Furnished. None of the Operative Documents and none of the other certificates, statements or information furnished to any Lessor Party by or on behalf of Lessee or any of its Subsidiaries in connection with the Operative Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Lessee shall be deemed to have reaffirmed, for the benefit of the Lessor Parties, each representation and warranty contained in this Paragraph 4.01 on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).

         4.02. Lessor's Representations and Warranties. In order to induce Lessee, Agent and the Participants to enter into this Agreement and the other Operative Documents to which they are parties, Lessor hereby represents and warranties to Lessee, Agent and the Participants as follows:

                  (a) Due Organization, Qualification, etc. Lessor (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted. Lessor is a Wholly-Owned Subsidiary of KeyBank.

                  (b) Authority. The execution, delivery and performance by Lessor of each Operative Document executed, or to be executed, by Lessor and the consummation of the transactions contemplated thereby
         (i) are within the power of Lessor and (ii) have been duly authorized by all necessary actions on the part of Lessor.

                  (c) Enforceability. Each Operative Document executed, or to be executed, by Lessor has been, or will be, duly executed and delivered by Lessor and constitutes, or will constitute, a legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  (d) Non-Contravention. The execution and delivery by Lessor of the Operative Documents executed by Lessor and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to Lessor; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of Lessor; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of Lessor (except such Liens as may be created in favor of Agent pursuant to this Agreement or the other Operative Documents).

                  (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative Documents executed by Lessor and the performance and consummation of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.

                  (f) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Lessor, threatened against Lessor at law or in equity in any court or before any other Governmental Authority which
         (i) is reasonably likely (alone or in the aggregate) to materially and adversely affect the ability of Lessor to perform its obligations under the Operative Documents to which it is a party or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Lessor of the Operative Documents or the transactions contemplated thereby.

                  (g) Other Regulations. Lessor is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

                  (h) Chief Executive Office. Lessor's chief executive office is located at 54 State Street, Albany, New York 12201.

         4.03. Participants' Representations and Warranties. In order to induce Lessee, Lessor and Agent to enter into this Agreement and the other Operative Documents to which they are parties, each Participant hereby represents and warranties to Lessee, Lessor and Agent as follows:

                  (a) Due Organization, Qualification, etc. Such Participant (i) is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

                  (b) Authority. The execution, delivery and performance by such Participant of each Operative Document executed, or to be executed, by such Participant and the consummation of the transactions contemplated thereby (i) are within the power of such Participant and (ii) have been duly authorized by all necessary actions on the part of such Participant.

                  (c) Enforceability. Each Operative Document executed, or to be executed, by such Participant has been, or will be, duly executed and delivered by such Participant and constitutes, or will constitute, a legal, valid and binding obligation of such Participant, enforceable against such Participant in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  (d) Non-Contravention. The execution and delivery by such Participant of the Operative Documents executed by such Participant and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to such Participant; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Participant; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Participant (except such Liens as may be created in favor of Lessor or Agent pursuant to this Agreement or the other Operative Documents).

                  (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative Documents executed by such Participant and the performance and consummation of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.

                  (f) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of such Participant, threatened against such Participant at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to materially and adversely affect the ability of such Participant to perform its obligations under the Operative Documents to which it is a party or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by such Participant of the Operative Documents or the transactions contemplated thereby.

                  (g) Own Account. Such Participant is acquiring its participation interest hereunder for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act of 1933) thereof, and, if in the future it should decide to dispose of its participation interest, it understands that it may do so only in compliance with the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder and any applicable state securities laws.

SECTION 5.     COVENANTS.

         5.01. Lessee's Affirmative Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following affirmative covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                  (a) Financial Statements, Reports, etc. Lessee shall furnish to Agent, with sufficient copies for Lessor and each Participant, the following, each in such form and such detail as Agent, Lessor or the Required Participants shall reasonably request:

                           (i) As soon as available and in no event later than
                  forty-five (45) days after the last day of each fiscal quarter of Lessee (other than the last quarter of each fiscal year), a copy of the Financial Statements of Lessee and its Subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the chief financial officer or treasurer of Lessee to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

                           (ii) As soon as available and in no event later than
                  one hundred, five (105) days after the close of each fiscal year of Lessee, (A) copies of the audited Financial Statements of Lessee and its Subsidiaries (prepared on a consolidated basis) for such year, audited by Deloitte & Touche or other independent certified public accountants of recognized national standing or otherwise reasonably acceptable to Agent and Required Participants, (B) copies of the unqualified opinions (or qualified opinions reasonably acceptable to Agent and Required Participants) delivered by such accountants in connection with all such Financial Statements and (C) certificates of such accountants stating that in making the examination necessary for their opinion they have reviewed Paragraph 5.03 and have obtained no knowledge of any violation by Lessee and its Subsidiaries of the covenants set forth therein, or if, in the opinion of such accountants, any such violation has occurred, a statement as to the nature thereof;

                           (iii) Contemporaneously with the quarterly and
                  year-end Financial Statements required by the foregoing clauses (i) and (ii), a compliance certificate of the chief financial officer or treasurer of Lessee in a form acceptable to Agent (a "Compliance Certificate") which (A) states that no Default has occurred and is continuing, or, if any such Default has occurred and is continuing, a statement as to the nature thereof and what action Lessee proposes to take with respect thereto; (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Paragraph 5.03; (C) states that the Year 2000 remediation efforts of Lessee and its Subsidiaries are proceeding as scheduled; and (D) indicates whether an auditor, regulator or third party consultant has issued a management letter or other communication regarding the Year 2000 exposure, program or progress of Lessee and/or its Subsidiaries;

                           (iv) As soon as available and in no event later than
                  forty-five (45) days after the last day of each fiscal quarter of Lessee, a certificate of the chief financial officer or treasurer of Lessee which sets forth, for the consecutive four quarter period ending on the last day of such quarter, the calculation of Lessee's EBITDA and Senior Debt/EBITDA Ratio for such period;

                           (v) As soon as possible and in no event later than
                  five (5) Business Days after any officer of Lessee knows of the occurrence or existence of (A) any Reportable Event under any Employee Benefit Plan or Multiemployer Plan; (B) any actual or threatened litigation, suits, claims or disputes against Lessee or any of its Subsidiaries involving potential monetary damages payable by Lessee or its Subsidiaries of $2,000,000 or more (alone or in the aggregate); (C) any other event or condition which is reasonably likely to have a Material Adverse Effect; or (D) any Default; the statement of the chief financial officer or treasurer of Lessee setting forth details of such event, condition or Default and the action which Lessee proposes to take with respect thereto;

                           (vi) As soon as available and in no event later than
                  ten (10) Business Days after they are sent, made available or filed, copies of (A) all registration statements and reports filed by Lessee or any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission (including, without limitation, all 10-Q, 10-K and 8-Q reports); (B) all reports, proxy statements and financial statements sent or made available by Lessee or any of its Subsidiaries to its security holders; and (C) all press releases and other similar public announcements concerning any material developments in the business of Lessee or any of its Subsidiaries made available by Lessee or any of its Subsidiaries to the public generally;

                           (vii) As soon as available and in no event later than
                  one hundred, twenty (120) days after the first day of each fiscal year of Lessee, the consolidated plan and forecast of Lessee and its Subsidiaries for such fiscal year and the next two succeeding years;

                           (viii) As soon as possible and in no event later than
                  thirty (30) days after the establishment or acquisition by Lessee or any of its Subsidiaries of any new

                  Subsidiary or any new Equity Securities of any Existing Subsidiary, written notice thereof; and

                           (ix) Such other instruments, agreements,
                  certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of Lessee or its Subsidiaries, and compliance by Lessee with the terms of this Agreement and the other Operative Documents as Agent may from time to time reasonably request.

                  (b) Books and Records. Lessee and its Subsidiaries shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

                  (c) Inspections.

                           (i) If no Default then exists, at such Lessor Party's
                  expense, Lessee and its Subsidiaries shall permit any Person designated by any Lessor Party, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of Lessee and its Subsidiaries, to examine the books and records of Lessee and its Subsidiaries and make copies thereof and to discuss the affairs, finances and business of Lessee and its Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as any Lessor Party may reasonably request.

                           (ii) If a Default then exists, at the expense of
                  Lessee, Lessee and its Subsidiaries shall permit any Person designated by any Lessor Party, to visit and inspect any of the properties and offices of Lessee and its Subsidiaries, to examine the books and records of Lessee and its Subsidiaries and make copies thereof and to discuss the affairs, finances and business of Lessee and its Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as any Lessor Party may reasonably request.

                  (d) Insurance. In addition to the insurance requirements set forth in the Lease Agreement with respect to the Property, Lessee and its Subsidiaries shall:

                           (i) Carry and maintain insurance of the types and in
                  the amounts customarily carried from time to time during the term of this Agreement by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker's compensation;

                           (ii) Carry and maintain each policy for such
                  insurance with financially sound insurers; and

                           (iii) Deliver to Agent from time to time, as Agent
                  may reasonably request, schedules setting forth all insurance then in effect.

                  (e) Governmental Charges and Other Indebtedness. Lessee and its Material Subsidiaries shall promptly pay and discharge when due (i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all indebtedness which, if unpaid, could become a Lien upon the property of Lessee or its Subsidiaries (other than Liens permitted under Subparagraph 5.02(b)) and (iii) all other indebtedness which, in each case, if unpaid, is reasonably likely to have a Material Adverse Effect, except such Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves are maintained to the reasonable satisfaction of Agent.

                  (f) Use of Proceeds. Lessee shall not use any part of the proceeds of the Acquisition Advance, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve Lessee or any Lessor Party in a violation of Regulations T, U or X issued by the Federal Reserve Board.

                  (g) General Business Operations. Each of Lessee and its Material Subsidiaries shall (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary to the conduct of its business(except as otherwise permitted pursuant to Subparagraph 5.02(c) and Subparagraph 5.02(d)), (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person, the violation of which is reasonably likely to have a Material Adverse Effect and (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. Lessee shall maintain its chief executive office and principal place of business in the United States and shall not relocate its chief executive office or principal place of business outside of California except upon not less than thirty (30) days prior written notice to Agent.

                  (h) Year 2000 Compatibility. Each of Lessee and its Subsidiaries shall take all acts reasonably necessary so that all internal software, hardware, firmware, equipment, goods and systems utilized by or material to their business operations or financial condition will properly perform date sensitive functions before, during and after the year 2000. At the request of Agent, Lessee shall provide to Agent such certifications or other evidence of compliance with this Subparagraph 5.01(h) as Agent may from time to time reasonably require.

         5.02. Lessee's Negative Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following negative covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                  (a) Indebtedness. Neither Lessee nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except for the following ("Permitted Indebtedness"):

                           (i) The Lessee Obligations under the Operative Documents;

                           (ii) Indebtedness of Lessee and its Subsidiaries
                  listed in Schedule 5.02(a) of the Disclosure Letter and existing on the date of this Agreement;

                           (iii) Indebtedness of Lessee and its Subsidiaries
                  arising from the endorsement of instruments for collection in the ordinary course of Lessee's or a Subsidiary's business;

                           (iv) Indebtedness of Lessee and its Subsidiaries for
                  trade accounts payable, provided that (A) such accounts arise in the ordinary course of business and (B) no material part of such account is more than ninety (90) days (or such greater number of days to which the payee shall agree) past due (unless subject to a bona fide dispute and for which adequate reserves have been established);

                           (v) Cash advances received from customers in the ordinary course of business;

                           (vi) Indebtedness of Lessee and its Subsidiaries
                  under Rate Contracts, provided that all such arrangements are entered into in connection with bona fide hedging operations and not for speculation;

                           (vii) Indebtedness of Lessee and its Subsidiaries
                  under purchase money loans and Capital Leases incurred by Lessee or any of its Subsidiaries to finance the acquisition by such Person of real property, fixtures or equipment provided that (A) in each case, (y) such Indebtedness is incurred at the time of, or not later than one hundred twenty
                  (120) days after, the acquisition of the property so financed and (z) such Indebtedness does not exceed the purchase price of the property so financed and (B) the aggregate amount of such Indebtedness outstanding at any time does not exceed ten percent (10%) of Lessee's Tangible Net Worth on the last day of the immediately preceding fiscal year;

                           (viii) Indebtedness of Lessee and its Subsidiaries
                  under initial or successive refinancings of any Indebtedness permitted by clause (ii), (vii), (xii) or (xiii) hereof, provided that (A) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced (except to the extent any excess is otherwise permitted by another clause of this Subparagraph 5.02(a)) and
                  (B) the material terms and provisions of any such refinancing (including maturity, redemption, prepayment, default and subordination provisions) are no less favorable to Lessor and Participants than the Indebtedness being refinanced;

                           (ix) Indebtedness of Lessee and its Subsidiaries with
                  respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business;

                           (x) Indebtedness of Lessee and its Subsidiaries to and among each other;

                           (xi) Indebtedness of any Subsidiary acquired by
                  Lessee or any of its Subsidiaries after the date of this Agreement pursuant to Subparagraph 5.02(d), provided that (A) such Indebtedness exists at the time such Subsidiary is so acquired and (B) such Indebtedness was not created in contemplation of such acquisition;

                           (xii) Indebtedness of Lessee under the Credit
                  Documents, provided that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $150,000,000;

                           (xiii) Indebtedness of Lessee under the ABN Synthetic
                  Lease Facility, provided that the aggregate amount of the "Outstanding Lease Amount" (as such term is defined in the ABN Synthetic Lease Facility) outstanding at any time does not exceed $10,000,000;

                           (xiv) Subordinated Indebtedness of Lessee, provided
                  that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $250,000,000; and

                           (xv) Other Indebtedness of Lessee and its
                  Subsidiaries, provided that the aggregate amount of such other Indebtedness outstanding at any time does not exceed ten percent (10%) of Lessee's Tangible Net Worth on the last day of the immediately preceding fiscal year.

                  (b) Liens. Neither Lessee nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Liens"):

                           (i) Liens in favor of any Lessor Party created by the
                  Operative Documents and securing the Lessee Obligations;

                           (ii) Liens listed in Schedule 5.02(b) of the
                  Disclosure Letter and existing on the date of this Agreement;

                           (iii) Liens for taxes or other Governmental Charges
                  not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

                           (iv) Liens of carriers, warehousemen, mechanics,
                  materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

                           (v) (A) Deposits under workers' compensation,
                  unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business and (B) Liens on equipment under operating leases entered into in the ordinary course of business;

                           (vi) Zoning restrictions, easements, rights-of-way,
                  title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Lessee or any of its Subsidiaries and (B) Liens on equipment under operating leases entered into in the ordinary course of business;

                           (vii) Banker's Liens and similar Liens (including
                  set-off rights) in respect of bank deposits or brokerage accounts;

                           (viii) Liens on any property or assets acquired, or
                  on the property or assets of any Persons acquired, by Lessee or any of its Subsidiaries after the date of this Agreement pursuant to Subparagraph 5.02(d), provided that (A) such Liens exist at the time such property or assets or such Persons are so acquired and (B) such Liens were not created in contemplation of such acquisitions;

                           (ix) Judgement Liens, provided that such Liens do not
                  constitute an Event of Default under Subparagraph 5.01(h) of the Lease Agreement;

                           (x) Liens in favor of customs and revenue authorities
                  arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of Lessee's and its Subsidiaries' businesses;

                           (xi) Liens securing Indebtedness which constitutes
                  Permitted Indebtedness under clause (vii) of Subparagraph 5.02(a) provided that, in each case, such Lien (A) covers only those assets, the acquisition of which was financed by such Permitted Indebtedness, and (B) secures only such Permitted Indebtedness;

                           (xii) Liens on the property or assets of any
                  Subsidiary of Lessee in favor of Lessee or any other Subsidiary of Lessee;

                           (xiii) Liens incurred in connection with the
                  extension, renewal or refinancing of the Indebtedness secured by the Liens described in clause (i), (ii),

                  (xii) above or clause (xv) below, provided that any extension, renewal or replacement Lien (A) is limited to the property covered by the existing Lien and (B) secures Indebtedness which is no greater in amount and has material terms no less favorable to the Participants than the Indebtedness secured by the existing Lien;

                           (xiv) Permitted Property Liens in the Property;

                           (xv) Liens securing the "Lessee Obligations" (as such
                  term is defined in the ABN Synthetic Lease Facility) of Lessee arising under the ABN Synthetic Lease Facility or any replacement thereof; and

                           (xvi) Other Liens, provided that the aggregate amount
                  of the Indebtedness secured by such other Liens does not exceed at any time five percent (5%) of Lessee's Tangible Net Worth on the last day of the immediately preceding fiscal year;

         Provided, however, that the foregoing exceptions shall not be construed to permit any Liens, except for Permitted Property Liens, in any of the Property or in any Cash Collateral.

                  (c) Asset Dispositions. Neither Lessee nor any of its Material Subsidiaries shall sell, lease, transfer or otherwise dispose of all or any part of its assets or property, whether now owned or hereafter acquired, except for the following:

                           (i) Sales of inventory by Lessee and its Subsidiaries
                  in the ordinary course of their businesses;

                           (ii) Sales or other dispositions of surplus, damaged,
                  worn or obsolete equipment or inventory in the ordinary course of their businesses;

                           (iii) Sales or other dispositions of Investments
                  permitted by clause (i) of Subparagraph 5.02(e) for not less than fair market value;

                           (iv) Sales or assignments of defaulted receivables to
                  a collection agency in the ordinary course of business;

                           (v) Sales for cash of Accounts if such sales are on a
                  non-recourse basis and at a discount not exceeding fifteen percent (15%) of the face amount of such Account; provided, however, that the aggregate amount of Accounts which can be so transferred in any fiscal quarter of Lessee shall not exceed the lesser of Twenty-Five Million Dollars ($25,000,000) and twenty percent (20%) of the gross amount of all Accounts created during the immediately preceding fiscal quarter;

                           (vi) Sales of the capital stock of any non-Material
                  Subsidiary;

                           (vii) Sales of the Property or any portion thereof
                  permitted by the Operative Documents;

                           (viii) Sales or other dispositions of assets or
                  property in connection with mergers and acquisitions permitted under clause (i) of Subparagraph 5.02(d);

                           (ix) Licenses by Lessee or its Subsidiaries of its
                  patents, copyrights, trademarks, trade names and service marks in the ordinary course of its business provided that, in each case, the terms of the transaction are terms which then would prevail in the market for similar transactions between unaffiliated parties dealing at arm's length;

                           (x) Sales or other dispositions of assets and
                  property by Lessee to any of Lessee's Subsidiaries or by any of Lessee's Subsidiaries to Lessee or any of its other Subsidiaries, provided that unless such Subsidiary is not a Material Subsidiary or any other Subsidiary in which seventy-five percent (75%) or more of the equity interest in such Subsidiary is owned by Lessee or a Material Subsidiary, the terms of any such sales or other dispositions by or to Lessee are terms which are no less favorable to Lessee then would prevail in the market for similar transactions between unaffiliated parties dealing at arm's length;

                           (xi) Transfers of property subject to synthetic
                  leases in connection with the replacement or refinancing of a synthetic lease for such property, including without limitation, the sale and leaseback of such property; and

                           (xii) Other sales, leases, transfers and disposals of
                  assets and property, provided that (A) no Default has occurred and is continuing on the date of, or will result after giving effect to, any such sale, lease, transfer or disposal and (B) the aggregate book value of all such assets and property so sold, leased, transferred or otherwise disposed of in any fiscal year does not exceed five percent (5%) of Lessee's Tangible Net Worth on the last day of the immediately preceding fiscal year;

         Provided, however, that the foregoing exceptions shall not be construed to permit any sales, leases, transfers or other disposals of any of the Property, except as expressly permitted by the Lease Agreement, or of any of the Cash Collateral.

                  (d) Mergers, Acquisitions, Etc. Neither Lessee nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except for the following:

                           (i) Lessee and its Subsidiaries may merge with each
                  other, provided that (A) in any such merger involving Lessee, Lessee is the surviving corporation and (B) no Default has occurred and is continuing on the date of, or will result after giving effect to, any such merger; and

                           (ii) Other acquisitions of any Person as a new
                  Subsidiary or of all or substantially all of the assets of any other Person, provided that:

                                    (A) No Default has occurred and is
                           continuing on the date of, or will result after giving effect to, any such acquisition; and

                                    (B) The aggregate consideration paid by
                           Lessee and its Subsidiaries for all such acquisitions during the period from the date of the Credit Agreement through the Scheduled Expiration Date does not exceed (1) $50,000,000 in either cash or seller-financed Indebtedness or (2) $100,000,000 in Equity Securities of Lessee and its Subsidiaries (calculated as of the date such consideration is paid).

                  (e) Investments. Neither Lessee nor any of its Subsidiaries shall make any Investment except for Investments in the following:

                           (i) Investments permitted by the investment policy of
                  Lessee set forth in Schedule 5.02(e) or, if any changes to the investment policy of Lessee are hereafter duly approved by the Board of Directors of Lessee, in any subsequent investment policy which is the most recent investment policy delivered by Lessee to Agent with a certificate of Lessee's chief financial officer to the effect that such investment policy has been duly approved by Lessee's Board of Directors and is then in effect;

                           (ii) Investments received by Lessee and its
                  Subsidiaries in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                           (iii) Investments by Lessee and its consolidated
                  Subsidiaries in each other;

                           (iv) Investments consisting of loans to employees and
                  officers for travel, relocation and other similar expenses incurred in the ordinary course of business;

                           (v) Investments by Lessee and its Subsidiaries in
                  interest rate protection, currency swap and other Rate Contracts (including without limitation the Synthetic Lease Swap Agreement), provided that all such arrangements are entered into in connection with bona fide hedging operations and not for speculation;

                           (vi)  Deposit accounts;

                           (vii) Endorsements of negotiable instruments in the
ordinary course of business;

                           (viii) Investments permitted by Subparagraph 5.02(d);

                           (ix) Loans, advances or other extensions of credit to
                  suppliers in the ordinary course of Lessee's or such Subsidiary's business as presently conducted which do not exceed in the aggregate Seven Million Five Hundred Thousand Dollars ($7,500,000) at any time outstanding; and

                           (x) Other Investments, provided that:

                                    (A) No Default has occurred and is
                           continuing on the date of, or will result after giving effect to, any such Investment; and

                                    (B) The aggregate consideration paid by
                           Lessee and its Subsidiaries for all such Investments in any fiscal year does not exceed $20,000,000.

                  (f) Dividends, Redemptions, Etc. Neither Lessee nor any of its Subsidiaries shall pay any dividends or make any distributions on its Equity Securities; purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities; return any capital to any holder of its Equity Securities as such; make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or set apart any sum for any such purpose; except as follows:

                           (i) Either Lessee or any of its Subsidiaries may pay
                  dividends on its capital stock payable solely in such Person's own capital stock;

                           (ii) Any Subsidiary of Lessee may pay dividends to
                  Lessee; and

                           (iii) Lessee may repurchase or redeem its capital
                  stock for cash, provided that, in each case, no Default has occurred and is continuing on the date of, or will result after giving effect to, any such payment, repurchase or redemption.

                  (g) Change in Business. Neither Lessee nor any of its Subsidiaries shall engage in any business other than the designing, manufacturing, assembling, marketing, licensing and distributing, of semiconductor capital equipment, optical or related equipment or devices or components thereof, and related activities.

                  (h) Employee Benefit Plans. Neither Lessee nor any ERISA Affiliate shall (A) adopt or institute any Employee Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, (B) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan, (C) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the IRC involving any Employee Benefit Plan or Multiemployer Plan which would subject Lessee or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify,

         (D) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the IRC or section 302 of ERISA), (E) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan, (F) fail to comply with the requirements of section 4980B of the IRC or Part 6 of Title I(B) of ERISA, or (G) adopt any amendment to any Employee Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the IRC, where singly or cumulatively, the above would be reasonably likely to have a Material Adverse Effect.

                  (i) Transactions With Affiliates. Neither Lessee nor any of its Subsidiaries shall enter into any Contractual Obligation with any Affiliate (other than Lessee or one of its Subsidiaries) or engage in any other transaction with any such Affiliate except upon terms at least as favorable to Lessee or such Subsidiary as an arms-length transaction with unaffiliated Persons.

                  (j) Accounting Changes. Neither Lessee nor any of its Subsidiaries shall (i) change its fiscal year (currently October 1 through September 30) or (ii) except as required by GAAP, change its accounting practices in any manner which would affect Lessee's compliance with Paragraph 5.03.

         5.03. Lessee's Financial Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following financial covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                  (a) Quick Ratio. Lessee shall not permit its Quick Ratio on the last day of any fiscal quarter to be less than 1.00.

                  (b) Fixed Charge Coverage Ratio. Lessee shall not permit its Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth opposite such period below:

                  The consecutive two-quarter
                           period beginning on April
                           3, 1999 and ending on
                           October 1, 1999                                              2.00;

                  The consecutive three-quarter
                           period beginning on April
                           3, 1999 and ending on
                           December 31, 1999                                            2.50;

                  The consecutive four-quarter
                           period beginning on April
                           3, 1999 and ending on
                           March 31, 2000                                               3.00;



                  Each consecutive four-quarter
                           period ending on the
                           last day of each quarter
                           thereafter                                                   3.50.



                  (c) Leverage Ratio. Lessee shall not permit its Leverage Ratio on the last day of any fiscal quarter to be greater than 0.25.

                  (d) Tangible Net Worth. Lessee shall not permit its Tangible Net Worth on the last day of any fiscal quarter (such date to be referred to in this Subparagraph 5.03(d) as a "determination date") which occurs after March 31, 1999 (such date to be referred to in this Subparagraph 5.03(d) as the "base date") to be less than the sum on such determination date of the following:

                           (i) Five Hundred Thirteen Million Three Hundred Thousand Dollars ($513,300,000);

                                      plus

                           (ii)     Eighty percent (80%) of the sum of:

                                    (A) The sum of Lessee's consolidated
                           quarterly net income (ignoring any quarterly losses) for each fiscal quarter after the base date through and including the fiscal quarter ending on the determination date; and

                                    (B) The after tax effect of the lesser of
                           (A) the sum of all Watkins-Johnson Charges taken by Lessee and its Subsidiaries for each fiscal quarter after the base date through and including the fiscal quarter ending on the determination date, and (B) fifteen million Dollars ($15,000,000);

                                      plus

                           (iii) Seventy-five percent (75%) of the Net Proceeds
                  of all Equity Securities issued by Lessee and its Subsidiaries (to Persons other than Lessee or its Subsidiaries) during the period commencing on the base date and ending on the determination date;

                                      plus

                           (iv) Seventy-five percent (75%) of the principal
                  amount of all debt securities of Lessee and its Subsidiaries converted into Equity Securities of Lessee and its Subsidiaries during the period commencing on the base date and ending on the determination date;

                                      minus

                           (v) The lesser of (A) the aggregate amount paid by
                  Lessee (including reasonable expenses incurred in connection therewith) to repurchase up to one million shares of its common stock during the period commencing on the base date and ending on the determination date and (B) $10,000,000.

                  (e)      Profitability.

                           (i) Lessee shall not permit its Adjusted Net Income
                  for the consecutive three-quarter period beginning on April 3, 1999 and ending on December 31, 1999 to be a loss.

                           (ii) Thereafter, Lessee shall not permit (A) its
                  Adjusted Net Income for any quarter to be a loss exceeding $10,000,000, (B) its Adjusted Net Income to be a loss in more than two quarters in any consecutive four-quarter period (commencing with the consecutive four-quarter period ending on March 31, 2000) or (C) its Adjusted Net Income for any consecutive four-quarter period (commencing with the consecutive four-quarter period ending on March 31, 2000) to be a loss.

         5.04. Lessor's Covenants. Until the termination of this Agreement and the satisfaction in full by Lessor of all Lessor Obligations, Lessor will comply, and will cause compliance, with the following covenants, unless Lessee and Required Participants shall otherwise consent in writing:

                  (a) Use of Proceeds. Lessor shall use the proceeds of all amounts delivered to Lessor by Participants pursuant to Subparagraph 2.05(a) solely to fund the Acquisition Advance.

                  (b) Lessor Liens. Lessor shall not create, incur, assume or permit to exist any Lessor Lien (other than any Lien granted to Agent or any Participant pursuant to the Operative Documents to secure the Lessor Obligations) and shall promptly discharge, at its sole cost and expense, any Lessor Lien on the Property (other than any Liens granted to Agent or any Participant pursuant to the Operative Documents to secure the Lessor Obligations); provided, however, that Lessor shall not be required so to discharge any such Lessor Lien if (i) the same is being (or promptly will be) contested in good faith by appropriate proceedings diligently prosecuted and there is no immediate risk of foreclosure upon any of the Property, and (ii) any such contest is completed and all Lessor Liens are discharged on or prior to the Expiration Date.

                  (c) Property Disposition. Lessor shall not sell, lease, transfer or otherwise dispose of its right, title and interest in the Property and/or the Operative Documents except as provided in Subparagraph 2.11(b) or Subparagraph 7.05(d), as provided in the Purchase Agreement or after retaining the Property following the Expiration Date in accordance with the Purchase Agreement.

                  (d) Chief Executive Office. Lessor shall not change its chief executive office without giving Agent prompt written notice.

         5.05. Participants' Covenants. Each Participant covenants that it will not fund its portion of the Acquisition Advance with the assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any "plan" (as defined in Section 4975(e)(1) of the IRC.

SECTION 6.     LESSOR, AGENT AND THEIR RELATIONS WITH PARTICIPANTS.

         6.01. Appointment of Agent. Each Participant hereby appoints and authorizes Agent to act as its agent hereunder and under the other Operative Documents with such powers as are expressly delegated to Agent by the terms of this Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Lessor is not an agent for the Participants or Agent, and neither this Agreement nor any other Operative Document shall be construed to constitute or evidence a partnership among the Lessor Parties or otherwise to impose upon Lessor or Agent any fiduciary duty.

         6.02. Powers and Immunities. Neither Lessor nor Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or in any other Operative Document, be a trustee for any Participant or have any fiduciary duty to any Participant. Notwithstanding anything to the contrary contained herein, neither Lessor nor Agent shall be required to take any action which is contrary to this Agreement or any other Operative Document or any applicable Governmental Rule. Neither Lessor nor Agent nor any Participant shall be responsible to any Participant for any recitals, statements, representations or warranties made by Lessee or any of its Subsidiaries contained in this Agreement or in any other Operative Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Document or for any failure by Lessee or any of its Subsidiaries to perform their respective obligations hereunder or thereunder. Lessor and Agent may employ agents and attorneys-in-fact and shall not be responsible to any Participant for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Lessor nor Agent nor any of their respective directors, officers, employees, agents or advisors shall be responsible to any Participant for any action taken or omitted to be taken by it or them hereunder or under any other Operative Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Lessor and Agent shall take such action with respect to the Operative Documents as shall be directed by the Required Participants.

         6.03. Reliance. Lessor or Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Lessor or Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, neither Lessor nor Agent shall be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Participants and shall in all cases be fully protected by the Participants in acting, or in refraining from acting, hereunder or under any other Operative Document in accordance with the instructions of the Required Participants, and such instructions of the Required Participants and any action taken or failure to act pursuant thereto shall be binding on all of the Participants.

         6.04. Defaults. Neither Lessor nor Agent shall be deemed to have knowledge or notice of the occurrence of any Default unless Lessor and Agent have received a written notice from a Participant or Lessee, referring to this Agreement, describing such Default and stating that such notice is a "Notice of Default". If Lessor and Agent receive such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to the Participants. Lessor and Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Participants; provided, however, that until Lessor and Agent shall have received such directions, Lessor or Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Participants.

         6.05. Indemnification. Without limiting the obligations of Lessee hereunder, each Participant agrees to indemnify Lessor and Agent, ratably in accordance with such Participant's Proportionate Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Lessor or Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Participant shall be liable for any of the foregoing to the extent they arise from Lessor's or Agent's gross negligence or willful misconduct. Lessor or Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Participant under this Paragraph 6.05 shall survive the payment and performance of the Lessee Obligations, the termination of this Agreement and any Participant ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Participant ceased to be a Participant hereunder).

         6.06. Non-Reliance. Each Participant represents that it has, independently and without reliance on Lessor, Agent, or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of Lessee and the Subsidiaries and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Lessor, Agent or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Operative Document. Neither Lessor nor Agent nor any of their respective affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Participant informed as to the performance or observance by Lessee or any of its Subsidiaries of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Lessee or any of its Subsidiaries; (b) have any duty or responsibility to provide any Participant with any credit or other information concerning Lessee or any of its Subsidiaries which may come into the possession of Lessor or Agent, except for notices, reports and other documents and information expressly required to be furnished to the Participants by Lessor or Agent hereunder; or (c) be responsible to any Participant for (i) any recital, statement, representation or warranty made by Lessee or any officer, employee or agent of Lessee in this Agreement or in any of the other Operative Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Operative Document, (iii) the value or sufficiency of the Property or the validity or perfection of any of the liens or security interests intended to be created by the Operative Documents, or (iv) any failure by Lessee to perform its obligations under this Agreement or any other Operative Document.

         6.07. Resignation or Removal of Agent. Agent may resign at any time by giving thirty (30) days prior written notice thereof to Lessee and the Participants, and Agent may be removed at any time with or without cause by the Required Participants. Upon any such resignation or removal, the Required Participants shall have the right to appoint a successor Agent, which Agent, if not a Participant, shall be reasonably acceptable to Lessee; provided, however, that Lessee shall have no right to approve a successor Agent if an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from the duties and obligations thereafter arising hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section VI and any other provision of this Agreement or any other Operative Document which by its terms survives the termination of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         6.08. Authorization. Agent is hereby authorized by the Participants to execute, deliver and perform, each of the Operative Documents to which Agent is or is intended to be a party and each Participant agrees to be bound by all of the agreements of Agent contained in the Operative Documents.

         6.09. Lessor and Agent in their Individual Capacities. Lessor, Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of banking or other business with Lessee and its Subsidiaries and affiliates as though Lessor were not Lessor hereunder and Agent were not Agent hereunder. With respect to the Acquisition Advance made by Agent in its capacity as a Participant, Agent in its capacity as a Participant shall have the same rights and powers under this Agreement and the other Operative Documents as any other Participant and may exercise the same as though it were not Agent, and the terms "Participant" or "Participants" shall include Agent in its capacity as a Participant.

SECTION 7.     MISCELLANEOUS

         7.01. Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessor, Lessee, any Participant or Agent under this Agreement or the other Operative Documents shall be in writing and faxed, mailed or delivered, if to Lessor, Lessee or Agent, at its respective facsimile number or address set forth below or, if to any Participant, at the address or facsimile number specified beneath the heading "Address for Notices" under the name of such Participant in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties); provided, however, that any notice to Lessor shall be delivered to Agent as provided in Subparagraph 2.02(c) hereof. All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt; provided, however, that any of the Acquisition Request, Notice of Rental Period Selection, Extension Request, Notice of Term Purchase Option Exercise or Notice of Return Option Exercise delivered to Lessor or Agent shall not be effective until received by Lessor or Agent.

                  Lessee:           Silicon Valley Group, Inc.
                                    101 Metro Drive, Suite 400
                                    San Jose, CA 95110
                                    Attn: Chief Financial Officer
                                    Tel. No: (408) 434-0500
                                    Fax. No: (408) 434-0216

                  Lessor:           SELCO Service Corporation
                                    c/o KeyBank National Association
                                    700 Fifth Avenue, 48th Floor
                                    Seattle, WA  98104
                                    Attn:  Mary Young
                                    Tel. No: (206) 684-6085
                                    Fax. No: (206) 684-6035

                                    With a copy to:

                                    KeyCorp Leasing
                                    54 State Street
                                    Albany, NY  12201
                                    Attn:  Donald Davis
                                    Tel. No: (518) 486-8984
                                    Fax. No: (518) 487-4635

                  Agent:            KEYBANK NATIONAL ASSOCIATION
                                    700 Fifth Avenue, 48th Floor
                                    Seattle, WA  98104
                                    Attn:  Mary Young
                                    Tel. No: (206) 684-6085
                                    Fax. No: (206) 684-6035

                                    With a copy to:

                                    KEYBANK NATIONAL ASSOCIATION
                                    4 Embarcadero Center, Suite 3660
                                    San Francisco, CA  94111-5812
                                    Attn:  Kevin McBride
                                    Tel. No: (415) 248-1252
                                    Fax. No: (415) 243-1248

Each Acquisition Request, Notice of Rental Period Selection, Extension Request, Notice of Term Purchase Option Exercise and Notice of Return Option Exercise shall be given by Lessee to Agent's office located at its address referred to above during its normal business hours; provided, however, that any such notice received by Agent after 11:00 a.m. on any Business Day shall be deemed received by Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Lessee to any Lessor Party to be made by telephone or facsimile, any Lessor Party may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by such Lessor Party is such a person.

         7.02. Expenses. Lessee shall pay on demand, whether or not the Acquisition Advance is made hereunder, (a) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lessor and Agent in connection with the preparation, negotiation, execution and delivery of, the consummation of the transactions contemplated by and the exercise of their duties under, this Agreement and the other Operative Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder and (b) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Lessor Parties in the enforcement or attempted enforcement of any of the Lessee Obligations or in exercising or preserving any of the Lessor Parties' rights and remedies (including all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Operative Documents or the Lessee Obligations or any bankruptcy or similar proceeding involving Lessee or any of its Subsidiaries). As used herein, the term "reasonable attorneys' fees and expenses" shall include, without limitation, allocable costs and expenses of Agent's and Participants' in-house legal counsel and staff. The obligations of Lessee under this Paragraph 7.02 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

         7.03. Indemnification. To the fullest extent permitted by law, Lessee agrees to protect, indemnify, defend and hold harmless, on an after-tax basis, the Lessor Parties and the other

Indemnitees from and against any and all liabilities, losses, damages or expenses of any kind or nature (including Indemnified Taxes) and from any suits, claims or demands (including in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to the Operative Documents, any transaction contemplated thereby (including arising under the Acquisition Agreement) or the Property, including any use by Lessee of the Property or the Acquisition Advance, except to the extent such liability arises from (a) the willful misconduct or gross negligence of such Indemnitee, (b) any act or occurrence which first occurs after the Lease Agreement has terminated and Lessee is no longer in possession of the Property,
(c) the breach by any Lessor Party of its obligations under the Operative Documents; (d) Hazardous Materials to the extent such indemnification is limited pursuant to Subparagraph 3.06(c) of the Lease Agreement; or (e) except as otherwise specifically provided in the Operative Documents, the performance by any Lessor Party of its obligations thereunder. Upon receiving knowledge of any suit, claim or demand asserted by a third party that any Lessor Party believes is covered by this indemnity, such Lessor Party shall give Lessee notice of the matter and an opportunity to defend it, at Lessee's sole cost and expense, with legal counsel reasonably satisfactory to such Lessor Party; provided, however, that Lessee shall not be responsible for the costs and expenses of more than one such counsel (other than any local counsel and special counsel) in any such action. Such Lessor Parties may also require Lessee to defend the matter. Any failure or delay of any Lessor Party to notify Lessee of any such suit, claim or demand shall not relieve Lessee of its obligations under this Paragraph 7.03 but shall reduce such obligations to the extent of any increase in those obligations caused solely by any such failure or delay that is unreasonable. The obligations of Lessee under this Paragraph 7.03 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

         7.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Operative Document may be amended or waived, and any consent under this Agreement or any other Operative Document may be given, if such amendment, waiver or consent is in writing and is signed by Lessor, Lessee and the Required Participants (or Agent on behalf of the Required Participants with the written approval of the Required Participants); provided, however that:

                  (a) Any amendment, waiver or consent which (i) increases the Total Commitment, (ii) extends the Scheduled Expiration Date, (iii) reduces the Rental Rate or any fees or other amounts payable for the account of the Participants hereunder, (iv) postpones any date scheduled for any payment of Base Rent or any fees or other amounts payable for the account of the Participants hereunder or thereunder,
         (v) amends Paragraph 2.06 or this Paragraph 7.04, (vi) amends the definition of Required Participants or (vii) releases Lessor's interest in any substantial part of the Property, must be in writing and signed or approved in writing by all Participants;

                  (b) Any amendment, waiver or consent which increases or decreases the Proportionate Share of any Participant must be in writing and signed by such Participant; and

                  (c) Any amendment, waiver or consent which affects the rights or obligations of Agent must be in writing and signed by Agent.

No failure or delay by any Lessor Party in exercising any right under this Agreement or any other Operative Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

         7.05.    Successors and Assigns.

                  (a) Binding Effect. This Agreement and the other Operative Documents shall be binding upon and inure to the benefit of Lessee, Lessor, the Participants, Agent and their respective permitted successors and assigns. All references in this Agreement to any Person shall be deemed to include all successors and assigns of such Person.

                  (b)      Participant Assignments.

                           (i) Any Participant may, at any time, sell and assign
                  to any other Participant or any Eligible Assignee (individually, an "Assignee Participant") all or a portion of its rights and obligations under this Agreement and the other Operative Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an assignment agreement in the form of Exhibit K (an "Assignment Agreement"), executed by each Assignee Participant and such assignor Participant (an "Assignor Participant") and delivered to Agent for its acceptance and recording in the Register; provided, however, that:

                                    (A) Without the written consent of Lessor,
                           Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment to any Assignee Participant which is not, immediately prior to such Assignment, a Participant hereunder or an Affiliate thereof; or

                                    (B) Without the written consent of Lessor,
                           Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment to any Assignee Participant if, after giving effect to such Assignment, the Commitment of such Participant or such Assignee Participant would be less than Five Million Dollars ($5,000,000) (except that a Participant may make an Assignment which reduces its Commitment to zero without the written consent of Lessor, Agent or Lessee);

                                    (C) Without the written consent of Lessor,
                           Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment of its Outstanding Tranche A Participation Amount which does not assign and delegate an equal pro rata interest in
                           (1) such Participant's Tranche A Percentage, and (2) such Participant's other rights, duties and obligations relating to the Tranche A Portion under this Agreement and the other Operative Documents; or

                                    (D) Without the written consent of Lessor,
                           Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Tranche B Participant may make any Assignment of its Outstanding Tranche B Participation Amount which does not assign and delegate an equal pro rata interest in
                           (1) such Participant's Tranche B Percentage, and (2) such Participant's other rights, duties and obligations relating to the Tranche B Portion under this Agreement and the other Operative Documents.

                  Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (y) each Assignee Participant thereunder shall be a Participant hereunder with a Tranche A Percentage, Tranche B Percentage and Proportionate Share as set forth on Attachment 1 to such Assignment Agreement (under the caption "Tranche Percentages and Proportionate Shares After Assignment") and shall have the rights, duties and obligations of such a Participant under this Agreement and the other Operative Documents, and (z) the Assignor Participant thereunder shall be a Participant with a Tranche A Percentage, Tranche B Percentage and Proportionate Share as set forth on Attachment 1 to such Assignment Agreement (under the caption "Tranche Percentages and Proportionate Shares After Assignment") , or, if the Proportionate Share of the Assignor Participant has been reduced to 0%, the Assignor Participant shall cease to be a Participant and to have any obligation to fund any portion of the Acquisition Advance; provided, however, that any such Assignor Participant which ceases to be a Participant shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each such Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Participant, the deletion of each Assignor Participant which reduces its Proportionate Share to 0% and the resulting adjustment of Tranche A Percentages, Tranche B Percentages and Proportionate Shares arising from the purchase by each Assignee Participant of all or a portion of the rights and obligations of an Assignor Participant under this Agreement and the other Operative Documents. Each Assignee Participant which was not previously a Participant hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business

                  Days of becoming a Participant, deliver to Lessee and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that such Participant is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

                           (ii) Agent shall maintain at its address referred to
                  in Paragraph 7.01 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Participants and the Tranche A Percentage, Tranche B Percentage and Proportionate Share of each Participant from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and Lessee, Agent and the Participants may treat each Person whose name is recorded in the Register as the owner of the interests recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Lessee or any Participant at any reasonable time and from time to time upon reasonable prior notice.

                           (iii) Upon its receipt of an Assignment Agreement
                  executed by an Assignor Participant and an Assignee Participant (and, to the extent required by clause (i) of this Subparagraph 7.05(b), by Lessor, Agent and Lessee), together with payment to Agent by Assignor Participant of a registration and processing fee of $3000, Agent shall (A) promptly accept such Assignment Agreement and (B) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Lessor, the Participants and Lessee. Agent may, from time to time at its election, prepare and deliver to Lessor, the Participants and Lessee a revised Schedule I reflecting the names, addresses and respective Proportionate Shares of all Participants then parties hereto.

                           (iv) Subject to Paragraph 7.13, the Lessor Parties
                  may disclose the Operative Documents and any financial or other information relating to Lessee or any Subsidiary to each other or to any potential Assignee Participant.

                  (c) Participant Subparticipations. Any Participant may at any time sell to one or more banks or other financial institutions ("Subparticipants") subparticipation interests in the rights and interests of such Participant under this Agreement and the other Operative Documents. In the event of any such sale by a Participant of subparticipation interests, such Participant's obligations under this Agreement and the other Operative Documents shall remain unchanged, such Participant shall remain solely responsible for the performance thereof and Lessee and the other Lessor Parties shall continue to deal solely and directly with such Participant in connection with such Participant's rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Participant to obtain the consent of the Subparticipant in order for such Participant to agree in writing to any amendment, waiver or consent of a type specified in clause (i), (ii), (iii) or (iv) of Subparagraph 7.04(a) but may not otherwise require the selling Participant to obtain the consent of such Subparticipant to any other amendment, waiver or consent hereunder. Lessee agrees that any Participant which has transferred any subparticipation interest shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Participant under Paragraph 2.12, Paragraph 2.13, and Paragraph 2.14, as if such Participant had not made such transfer.

                  (d) Lessor Assignments. Lessor may, upon one (1) month's prior written notice to Lessee and Agent, sell and assign all of its right, title and interest in the Property and its rights, powers, privileges, duties and obligations under this Agreement and the other Operative Documents, provided that:

                           (i) If such sale and assignment is effected after
                  either (A) the occurrence of a Change of Law which makes it unlawful or unreasonably burdensome for Lessor to hold legal or beneficial title to the Property or to perform its obligations and duties under this Agreement and the other Operative Documents or (B) the resignation or removal of the Agent which was the Agent at the time Lessor became the Lessor, the purchaser/assignee (the "successor Lessor") shall be either (1) a Participant or an Eligible Assignee that is a multi-asset Person having substantial assets beyond its interest in the Property and the Operative Documents or (2) a Person approved as provided in clause (ii) below; or

                           (ii) If such sale and assignment is effected in any
                  other circumstance, the successor Lessor shall be a Person that is approved in writing by Agent, Required Participants and, if no Default has occurred and is continuing, Lessee (which consents of Agent, Required Participants and Lessee shall not be unreasonably withheld); and

                           (iii) The successor Lessor executes such documents,
                  instruments and agreements as may reasonably be necessary to evidence its agreement to assume all of the obligations and duties of the Lessor under this Agreement and the other Operative Documents.

         Upon the consummation of any such sale and assignment, (A) the successor Lessor shall become the "Lessor" and shall succeed to and become vested with all the rights, powers, privileges, duties and obligations of the Lessor under this Agreement and the other Operative Documents and (B) the retiring Lessor shall be discharged from the duties and obligations of the Lessor thereafter arising under this Agreement and the other Operative Documents which are assumed by the successor Lessor. After any retiring Lessor's discharge as the Lessor, the provisions of Section VI and any other provision of this Agreement or any other Operative Document which by its terms survives the termination of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Lessor.

         7.06. Setoff. In addition to any rights and remedies of the Participants provided by law, each Participant shall have the right, with the prior written consent of Agent, but without prior notice to or consent of Lessee, any such notice and consent being expressly waived by Lessee to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Lessee Obligations any amount owing from such Participant to Lessee. The aforesaid right of set-off may be exercised by such Participant against Lessee or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Lessee or against anyone else claiming through or against Lessee or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Participant at any prior time. Each Participant agrees promptly to notify Lessee after any such set-off and application made by such Participant, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         7.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

         7.08. Partial Invalidity. If at any time any provision of this Agreement or any other Operative Document is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement or the other Operative Documents nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         7.09. JURY TRIAL. EACH OF LESSEE AND THE LESSOR PARTIES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING TO THE OPERATIVE DOCUMENTS IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OPERATIVE DOCUMENT.

         7.10. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

         7.11. No Joint Venture, Etc. Neither this Agreement nor any other Operative Document nor any transaction contemplated hereby or thereby shall be construed to (a) constitute a partnership or joint venture between Lessee and any Lessor Party or (b) impose upon any Lessor Party any agency relationship with or fiduciary duty to Lessee.

         7.12. Usury Savings Clause. Nothing contained in this Agreement or any other Operative Documents shall be deemed to require the payment of interest or other charges by Lessee in excess of the amount the applicable Lessor Parties may lawfully charge under applicable usury laws. In the event any Lessor Party shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute excess interest shall, upon such determination, at the option of Lessor, be returned to Lessee or credited against other Lessee Obligations.

         7.13. Confidentiality. No Lessor Party shall disclose to any Person any information with respect to Lessee or any of its Subsidiaries which is furnished pursuant to this Agreement or under the other Operative Documents, except that any Lessor Party may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates;
(b) to any other Lessor Party; (c) which is otherwise available to the public;
(d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lessor Party; (e) if required in response to any summons or subpoena; (f) in connection with any enforcement by any Lessor Party of its rights under this Agreement or the other Operative Documents or any litigation among the parties relating to the Operative Documents or the transactions contemplated thereby;
(g) to comply with any Requirement of Law applicable to such Lessor Party; (h) to any Assignee Participant or Subparticipant or any prospective Assignee Participant or Subparticipant, provided that such Assignee Participant or Subparticipant or prospective Assignee Participant or Subparticipant agrees to be bound by this Paragraph 7.13; or (i) otherwise with the prior consent of Lessee; provided, however, that (i) any Lessor Party served with any summons or subpoena demanding the disclosure of any such information shall use reasonable efforts to notify Lessee promptly of such summons or subpoena if not prohibited by any Requirement of Law and, if requested by Lessee and not disadvantageous to such Lessor Party, to cooperate with Lessee in obtaining a protective order restricting such disclosure, and (ii) any disclosure made in violation of this Agreement shall not affect the obligations of Lessee and its Subsidiaries under this Agreement and the other Operative Documents.

         7.14. Governing Law. Unless otherwise provided in any Operative Document, this Agreement and each of the other Operative Documents shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

                       [The first signature page follows.]

         IN WITNESS WHEREOF, Lessee, Lessor, the Participants and Agent have caused this Agreement to be executed as of the day and year first above written.

LESSEE:                          SILICON VALLEY GROUP, INC.

                                 By:
                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

LESSEE:                          SILICON VALLEY GROUP, INC.

                                 By:
                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

AGENT:                           KEYBANK NATIONAL ASSOCIATION

                                 By:
                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                 By:
                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

PARTICIPANTS:                    KEYBANK NATIONAL ASSOCIATION

                                 By:
                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                 By:
                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                 SELCO SERVICE CORPORATION

                                 By:
                                    --------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                   SCHEDULE I

                                  PARTICIPANTS

                                     PART A

                  TRANCHE PERCENTAGES AND PROPORTIONATE SHARES

                                        TRANCHE A             TRANCHE B            PROPORTIONATE
         PARTICIPANT                    PERCENTAGE            PERCENTAGE               SHARE
         ----------                     -----------           ----------           -------------
KeyBank National Association           81.49300000%                     0%           81.49300000%
SELCO Service Corporation                        0%           18.50700000%           18.50700000%

TOTAL                                  81.49300000%           18.50700000%          100.00000000%

                            PART B - ADDRESSES, ETC.

KEYBANK NATIONAL ASSOCIATION

Applicable Participating Office:

KeyBank National Association
700 Fifth Avenue, 48th Floor
Seattle, WA  98104
Attn:  Mary Young
Tel. No: (206) 684-6085
Fax No: (206) 684-6035

Address for Notices:

KeyBank National Association
431 E. Park Center Boulevard
Boise, ID  83706
Attn:  Vicky Heineck or Margaret Herring
Tel. No: (800) 297-5518
Fax No: (800) 297-5495

With a copy to:

KeyBank National Association
4 Embarcadero Center, Suite 3660
San Francisco, CA 94111
Attn:  Kevin McBride
Tel. No: (415) 248-1252
Fax No: (415) 243-1248

Wiring Instructions:

KeyBank National Association
Seattle, WA
NW Region Specialty Services
Account #: 01500163
Reference:  Silicon Valley Group,
Inc. Synthetic Lease

SELCO SERVICE CORPORATION

Applicable Participating Office:

SELCO Service Corporation
c/o KeyBank National Association
700 Fifth Avenue, 48th Floor
Seattle, WA  98104
Attn:  Mary Young
Tel. No: (206) 684-6085
Fax No: (206) 684-6035

Address for Notices:

KeyBank National Association
431 E. Park Center Boulevard
Boise, ID  83706
Attn:  Vicky Heineck or Margaret Herring
Tel. No: (800) 297-5518
Fax No: (800) 297-5495

With a copy to:

KeyBank National Association
4 Embarcadero Center, Suite 3660
San Francisco, CA 94111
Attn:  Kevin McBride
Tel. No: (415) 248-1252
Fax No: (415) 243-1248
and

KeyCorp Leasing
54 State Street
Albany, NY  12201
Attn:  Donald Davis
Tel. No: (518) 486-8984
Fax. No: (518) 487-4635

Wiring Instructions:

KeyBank National Association
Seattle, WA
NW Region Specialty Services
Account #: 01500163

Reference:  Silicon Valley Group, Inc. Synthetic Lease

                                   SCHEDULE II

                                  PRICING GRID

                             (For LIBOR Rental Rate)

                                       SENIOR DEBT/              PRICING              APPLICABLE MARGIN
                                          EBITDA                 PERIOD                      FOR
               EBITDA                     RATIO                   LEVEL               LIBOR RENTAL RATE
               ------                  -----------               -------              -----------------
           >/=$150,000,000              </=1.00                     1                       0.610%

             <$150,000,000              </=1.00                     2                       0.710%

                                          >1.00,
                                        </=1.50                     3                       0.960%

                                        >/=1.50,
                                          <2.00                     4                       1.335%

                                        >/=2.00                     5                       1.460%

                                   EXPLANATION

1. The Applicable Margin with respect to the LIBOR Rental Rate will be set for each Pricing Period and will vary depending upon whether such period is a Level 1 Period, a Level 2 Period, a Level 3 Period, a Level 4 Period or a Level 5 Period.

2. The first Pricing Period, which commences on the date of this Agreement and ends on March 31, 2000, will be a Level 5 Period.

3. The second pricing period, which commences on April 1, 2000 and ends on June 30, 2000, will be a Level 1 Period, a Level 2 Period, a Level 3 Period, a Level 4 Period or a Level 5 Period depending upon Lessee's EBITDA and Senior Debt/EBITDA Ratio for the consecutive four-quarter period ending on December 31, 1999. (Lessee's EBITDA is a factor only in determining whether a Pricing Period will be a Level 1 Period or a Level 2 Period when Lessee's Senior Debt/EBITDA is less than 1.00.)

3. Each Pricing Period thereafter will be a Level 1 Period, a Level 2 Period, a Level 3 Period, a Level 4 Period or a Level 5 Period depending upon Lessee's EBITDA and Senior Debt/EBITDA Ratio for the consecutive four-quarter period ending on the last day of the fiscal quarter ending one quarter prior to the first day of such Pricing Period.

4.       Examples:

                  (a) Lessee's EBITDA and Senior Debt/EBITDA Ratio for the consecutive four-quarter period ending on March 31, 2000 are $160,000,000 and 0.90, respectively. The Pricing Period of July 1, 2000 through September 30, 2000 will be a Level 1 Period.

                  (b) Lessee's EBITDA and Senior Debt/EBITDA Ratio for the consecutive four-quarter period ending on June 30, 2000 are $149,000,000 and 0.98, respectively. The Pricing Period of October 1, 2000 through December 31, 2000 will be a Level 2 Period.

                  (c) Lessee's EBITDA and Senior Debt/EBITDA Ratio for the consecutive four-quarter period ending on September 30, 2000 are $160,000,000 and 1.35, respectively. The Pricing Period of January 1, 2001 through March 31, 2001 will be a Level 3 Period.

                                  SCHEDULE 1.01

                                   DEFINITIONS

         "ABN Synthetic Lease Facility" shall mean that certain synthetic lease facility entered into on or about December 15, 1998 among Lessee, Lease Plan North America, Inc., the financial institutions from time to time party thereto, and ABN AMRO Bank N.V., as agent for such financial institutions, with respect to the lease by Lessee of certain land and improvements located in San Jose, California.

         "Accounts" shall mean, with respect to any Person, all accounts receivable owned by such Person including all "accounts" within the meaning of
Section 9106 of the UCC, and

         "Account" shall mean any one of the Accounts.

         "Acquisition Advance" shall have the meaning given to that term in Subparagraph 2.01(b) of the Participation Agreement.

         "Acquisition Agreement" shall mean that certain Securities Purchase Agreement, dated April 30, 1999, by and among Lessee and Seller.

         "Acquisition Charge Cap" shall mean, as of any date of calculation, the lesser of (a) $50,000,000 and (b) an amount equal to five percent (5%) of Lessee's Tangible Net Worth on the last day of the immediately preceding fiscal year.

         "Acquisition Price" shall mean the total purchase price payable by Lessor for the Property pursuant to the Acquisition Agreement.

         "Acquisition Request" shall have the meaning given to that term in Paragraph 2.03 of the Participation Agreement.

         "Adjusted Net Income" shall mean, with respect to Lessee for any period, the sum, determined on a consolidated basis in accordance with GAAP where applicable, of:

                  (a) The net income or net loss of Lessee and its Subsidiaries for such period after provision for income taxes;

                                      plus

                  (b) To the extent deducted in calculating such net income or net loss for such period under clause (a) above, all non-recurring, non-cash charges taken by Lessee and its Subsidiaries during such period in connection with acquisitions permitted by Subparagraph 5.02(d) of the Participation Agreement (including charges for the write-off of in-process research and development costs relating to such acquisitions); provided, however, that the sum of all such charges so added to net income or net loss in calculating


                                    1.01(a)-1
         the Adjusted Net Income of Lessee during the period from the date of the ABN Synthetic Lease Facility through the Scheduled Expiration Date shall not at any time exceed the Acquisition Charge Cap at such time;

                                      plus

                  (c) To the extent deducted in calculating such net income or net loss for such period under clause (a) above, all Watkins-Johnson Charges taken by Lessee and its Subsidiaries during such period; provided, however, that the sum of all such charges so added to net income or net loss in calculating the Adjusted Net Income of Lessee during the period from the date of the Credit Agreement through the Scheduled Expiration Date shall not at any time exceed fifteen million Dollars ($15,000,000).

         "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five percent (5%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person's officers, directors, joint venturers and partners; provided, however, that in no case shall Lessor, Agent or any Participant be deemed to be an Affiliate of Lessee or any of its Subsidiaries for purposes of the Operative Documents. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" shall mean KeyBank, acting in its capacity as Agent for the Participants under the Operative Documents.

         "Agent's Structuring Fee Letter" shall mean the letter agreement dated as of April 22, 1999 between Lessee and Agent regarding certain fees payable by Lessee to Agent.

         "Agent's Structuring Fee" shall have the meaning given to that term in Subparagraph 2.04(a) of the Participation Agreement.

         "Alternate Rental Rate" shall mean, for any Rental Period (or portion thereof), the per annum rate equal to the Base Rate in effect from time to time during such period plus the Applicable Margin, such rate to change from time during such period as the Base Rate or Applicable Margin shall change.

         "Applicable Margin" shall mean:

                  (a) With respect to the Outstanding Tranche A Participation Amounts, (i) the per annum rate determined pursuant to the Pricing Grid with respect to the LIBOR Rental Rate or (ii) zero percent (0%) per annum with respect to the Alternate Rental Rate; and

                  (b) With respect to the Outstanding Tranche B Participation Amounts, (i) the per annum rate determined pursuant to the Pricing Grid with respect to the LIBOR Rental

                                    1.01(a)-2

         Rate plus one quarter of one percent (0.25%) or (ii) one quarter of one percent (0.25%) per annum with respect to the Alternate Rental Rate;

         provided, however, that each Applicable Margin set forth in subparagraphs (a) and (b) of this definition shall be increased by two percent (2.0%) per annum at the option of Lessor, Agent or Required Lenders on the date an Event of Default occurs and shall continue at such increased rate unless and until such Event of Default is waived in accordance with the Operative Documents.

         "Applicable Participating Office" shall mean, with respect to any Participant, (a) initially, its office designated as such in Part B of Schedule I (or, in the case of any Participant which becomes a Participant by an assignment pursuant to Subparagraph 7.05(b) of the Participation Agreement, its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Participant may designate to Agent as the office at which such Participant's interest in the Lease Agreement will thereafter be maintained and for the account of which all payments of Rent and other amounts payable to such Participant under the Operative Documents will thereafter be made.

         "Appraisal" shall mean an appraisal of an interest in the Property or a portion thereof in a form satisfactory to Lessor, Agent and the Required Participants, prepared by an independent MAI appraiser that (a) complies with the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all other applicable Governmental Rules and (b) is approved by Lessor, Agent and the Required Participants (at the time such appraiser is selected).

         "Appurtenant Rights" shall mean all easements and rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to any Land or the Lessor Improvements thereto and the reversions, remainders, and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both in law and in equity, of, in and to such Land and Lessor Improvements and every part and parcel thereof, with the appurtenances thereto.

         "Assignee Participant" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

         "Assignee Purchaser" shall have the meaning given to that term in Subparagraph 5.03(b)of the Purchase Agreement.

         "Assignment" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

         "Assignment Agreement" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

                                    1.01(a)-3

         "Assignment Effective Date" shall have, with respect to each Assignment Agreement, the meaning set forth therein.

         "Assignment of Lease" shall have the meaning given to that term in Subparagraph 2.11(b) of the Participation Agreement.

         "Assignment of Remediation Agreements" shall have the meaning given to that term in Subparagraph 2.11(a) of the Participation Agreement.

         "Assignor Participant" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

         "Base Rate" shall mean, on any day, the greater of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).

         "Base Rent" shall have the meaning given to that term in Subparagraph 2.03(a) of the Lease Agreement.

         "Business Day" shall mean any day on which (a) commercial banks are not authorized or required to close in San Francisco, California, Boston, Massachusetts or New York, New York and (b) if such Business Day is related to a LIBOR Rental Rate, dealings in Dollar deposits are carried out in the London interbank market.

         "Capital Adequacy Requirement" shall have the meaning given to that term in Subparagraph 2.12(d) of the Participation Agreement.

         "Capital Asset" shall mean, with respect to any Person, any tangible fixed or capital asset owned or, in the case of a Capital Lease or "synthetic" lease, leased by such Person, and any expense incurred by such Person that is required by GAAP to be reported as a non-current asset on such Person's balance sheet.

         "Capital Expenditures" shall mean, with respect to any Person and any period, all amounts expended by such Person during such period for the acquisition of Capital Assets (including all amounts paid or accrued on Capital Leases and "synthetic" leases and other Indebtedness incurred or assumed to acquire Capital Assets).

         "Capital Leases" shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

         "Cash Collateral" shall mean United States Treasury Securities and Deposit Accounts (including without limitation eurodollar deposit accounts) held or maintained by Agent and Participants to the extent such securities and accounts are held and maintained in accordance with the Cash Collateral Agreement and Lessor has a first priority perfected security interest therein securing the Lessee Obligations.

         "Cash Collateral Agreement" shall have the meaning given to that term in Subparagraph 2.11(a) of the Participation Agreement.

                                    1.01(a)-4

         "Casualty" shall mean any damage to, destruction of or decrease in the value of all or any portion of any of the Property as a result of fire, flood, earthquake or other natural cause; the actions or inactions of any Person or Persons (whether willful or unintentional and whether or not constituting negligence); or any other cause.

         "Casualty and Condemnation Proceeds" shall mean all awards, damages, compensation, reimbursement and other payments made or to be made to Lessee, Lessor or Agent from any insurer, Governmental Authority or other Person (other than Lessee or any Lessor Party) on account of any Casualty or Condemnation.

         "Change of Control" shall mean the occurrence of any of the following events: (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall (i) acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of thirty percent (30%) or more of the outstanding Equity Securities of Lessee entitled to vote for members of the board of directors, or (ii) acquire all or substantially all of the assets of Lessee and its Subsidiaries taken as a whole, or (b) during any period of twelve (12) consecutive calendar months, individuals who are directors of Lessee on the first day of such period ("Initial Directors") and any directors of Lessee who are specifically approved by two-thirds of the Initial Directors and previously-approved Directors ("Approved Directors") shall cease to constitute a majority of the Board of Directors of Lessee before the end of such period.

         "Change of Law" shall have the meaning given to that term in Subparagraph 2.12(b) of the Participation Agreement.

         "Closing Date" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

         "Closing Date Appraisal" shall mean, with respect to the Property on or as of a recent date prior to the Closing Date, an Appraisal that assesses at such time the Fair Market Value of Lessor's fee interest in the Property on the Closing Date.

         "Collateral" shall mean the Property Collateral, the Cash Collateral and all other property in which any Lessor Party has a Lien to secure any of the Lessee Obligations.

         "Commencement Date" shall have the meaning given to that term in Subparagraph 2.02(a) of the Lease Agreement.

         "Commitment" shall mean, with respect to any Participant at any time, the sum of such Participant's Proportionate Share of the Total Commitment at such time.

         "Commitment Period" shall have mean the period beginning on the date of this Agreement and ending on the earlier of the Closing Date and the Commitment Termination Date.


                                    1.01(a)-5

         "Commitment Termination Date" shall have the meaning given to that term in Subparagraph 2.03(b) of the Participation Agreement.

         "Compliance Certificate" shall have the meaning given to that term in Subparagraph 5.01(a) of the Participation Agreement.

         "Condemnation" shall mean any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy or other right in or to all or any portion of any of the Property (whether wholly or partially, temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Governmental Authority or other Person having the power of eminent domain, including an action by any such Governmental Authority or Person to change the grade of, or widen the streets adjacent to, such Property or alter the pedestrian or vehicular traffic flow to such Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, access, occupancy or other right is taken.

         "Contingent Obligation" shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iii) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item
(b)(iii) of this definition be marked to market on a current basis.

         "Contractual Obligation" of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument; contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

         "Credit Agreement" shall mean the Credit Agreement dated as of June 30, 1998 among Lessee, the lending institutions parties thereto and ABN AMRO Bank N.V., as agent for such lending institutions.

         "Credit Documents" shall mean the Credit Agreement and all other documents, instruments and agreements executed by Lessee and its Subsidiaries in connection therewith.

         "Credit Event" shall mean the making of the Acquisition Advance or the exercise of the Return Option under the Purchase Agreement.


                                    1.01(a)-6

         "Default" shall mean any Event of Default under the Lease Agreement or any event or circumstance not yet constituting an Event of Default under the Lease Agreement which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default under the Lease Agreement.

         "Defaulting Participant" shall mean a Participant which has failed to fund its portion of the Acquisition Advance which it is required to fund under the Participation Agreement and has continued in such failure for one (1) Business Day after written notice from Agent.

         "Deficiency" shall have the meaning given to that term in Subparagraph 3.03(a) of the Purchase Agreement.

         "Deposit Accounts" shall have the meaning given to that term in Subparagraph 2.01(a) of the Cash Collateral Agreement.

         "Depositary Bank" shall have the meaning given to that term in Paragraph 2.02 of the Cash Collateral Agreement.

         "Designated Purchaser" shall have the meaning given to that term in Subparagraph 3.02(b) of the Purchase Agreement.

         "Disclosure Letter" shall mean the letter dated June 30, 1999 delivered by Lessee to Agent pursuant to Schedule 3.01 of the Participation Agreement, which letter is identified as the "Disclosure Letter".

         "Dollars" and "$" shall mean the lawful currency of the United States of America and, in relation to any payment under the Operative Documents, same day or immediately available funds.

         "EBITDA" shall mean, with respect to Lessee for any period, the sum, determined on a consolidated basis in accordance with GAAP, of the following:

                  (a) The net income or net loss of Lessee for such period before provision for income taxes;

                                      plus

                  (b) To the extent deducted in calculating such net income or net loss for such period under clause (a) above, the sum of (i) all Interest Expenses of Lessee and its Subsidiaries accruing during such period and (ii) all depreciation and amortization expenses of Lessee and its Subsidiaries accruing during such period;

                                      minus

                  (c) To the extent added in calculating such net income or net loss for such period under clause (a) above, all interest income of Lessee and its Subsidiaries accruing during such period;


                                    1.01(a)-7
                                      plus

                  (d) To the extent deducted in calculating such net income or net loss for such period under clause (a) above, all non-recurring, non-cash charges taken by Lessee and its Subsidiaries during such period in connection with acquisitions permitted by Subparagraph 5.02(d) of the Participation Agreement (including charges for the write-off of in-process research and development costs relating to such acquisitions); provided, however, that the sum of all such charges so added to net income or net loss in calculating the EBITDA of Lessee during the period from the date of the Credit Agreement through the Scheduled Expiration Date shall not at any time exceed the Acquisition Charge Cap at such time;

                                      plus

                  (e) For the purposes of calculating the Fixed Charge Coverage Ratio of Lessee for any period only, to the extent deducted in calculating such net income or net loss for such period under clause
         (a) above, all Watkins-Johnson Charges taken by Lessee and its Subsidiaries during such period; provided, however, that the sum of all such charges so added to net income or net loss in calculating the EBITDA of Lessee during the period from the date of the Credit Agreement through the Scheduled Expiration Date shall not at any time exceed fifteen million Dollars ($15,000,000).

         "Eligible Assignee" shall mean (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000; (b) a commercial bank organized under the laws of any other country or a political subdivision thereof and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the United States; or
(c) a Person that is (i) a Subsidiary of a Participant, (ii) a Subsidiary of a Person of which a Participant is a Subsidiary, or (iii) a Person of which a Participant is a Subsidiary.

         "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of section 3(3) of ERISA maintained of contributed to by Lessee or any ERISA Affiliate, other than a Multiemployer Plan.

         "Environmental Laws" shall mean the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C.
Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C.
Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to the protection of human health and the environment, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation, or remediation of emissions, discharges, releases, or threatened releases of


                                    1.01(a)-8

Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, or handling of Hazardous Materials.

         "Environmental Reports" shall have the meaning given to that term in
Schedule 3.01 of the Participation Agreement.

         "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified, codified or reenacted from time to time and in effect at any given time.

         "ERISA Affiliate" shall mean any Person which is treated as a single employer with Lessee under Section 414 of the IRC.

         "Escrow Agreement" shall mean that certain Escrow Agreement, dated as of June 30, 1999, by and among Lessee, Seller, the Remediator and Norwest Bank of Colorado, N.A. pursuant to which the funds to be paid to the Remediator in connection with the Fixed Price Remediation Agreement shall be held in an escrow account and disbursed to the Remediator in accordance with the Fixed Price Remediation Agreement.

         "Event of Default" shall have the meaning given to that term in Paragraph 5.01 of the Lease Agreement.

         "Expiration Date" shall mean the earlier of (a) the Scheduled Expiration Date under the Lease Agreement, as such date may be extended pursuant to this Agreement, and (b) the Termination Date, if the Lease Agreement is terminated pursuant to Subparagraph 5.03(a) of the Lease Agreement or all Lessee Obligations are declared due pursuant to Subparagraph 5.04(a) of the Lease Agreement prior to the Scheduled Expiration Date in accordance with the terms of the Lease Agreement.

         "Expiration Date Appraisal" shall mean, with respect to the Property at any time, an Appraisal that assesses at such time the Fair Market Value of Lessor's fee interest in the Property on the Scheduled Expiration Date.

         "Expiration Date Purchase Option" shall have the meaning given to that term in Subparagraph 3.01(b) of the Purchase Agreement.

         "Fair Market Value" shall mean, with respect to any of the Property or any portion thereof, the maximum reasonable amount (not less than zero) that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, for the ownership of the Property or such portion.


                                    1.01(a)-9

         "FASB 13" shall mean Financial Accounting Standards Board Statement No. 13.

         "Federal Funds Rate" shall mean, for any day, the rate per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor publication, "H.15 (519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day, such rate is not yet published in H.15 (519), the rate for such day shall be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If on any relevant day, such rate is not yet published in either H.15 (519) or the Composite 3:30 p.m. Quotations, the rate for such day shall be the arithmetic means, as determined by Agent, of the rates quoted to Agent for such day by three (3) Federal funds brokers of recognized standing selected by Agent.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

         "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of income, shareholders' equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" shall mean, with respect to Lessee for any period, the ratio, determined on a consolidated basis in accordance with GAAP, of:

                  (a) The sum of (i) Lessee's EBITDA for such period plus (ii) to the extent deducted in calculating such EBITDA for such period, all operating lease and "synthetic" lease payments of Lessee and its Subsidiaries for such period;

                                       to

                  (b) The sum of (i) to the extent deducted in calculating such EBITDA for such period, all Interest Expenses of Lessee and its Subsidiaries for such period, plus (ii) to the extent deducted in calculating such EBITDA for such period, all operating lease and "synthetic" lease payments of Lessee and its Subsidiaries for such period, plus (iii) the aggregate principal amount of all long-term Indebtedness of Lessee and its Subsidiaries that matures during the consecutive four-quarter period immediately following such period, plus
         (iv) twenty percent (20%) of the Outstanding Revolver Credit on the last day of such period;

Provided, however, that that, in calculating Lessee's Fixed Charge Coverage Ratio for the consecutive two-quarter period ending on October 1, 1999 and the consecutive three-quarter

                                   1.01(a)-10
period ending on December 31, 1999, the amounts to be used in clauses (a)(i),
(a)(ii), (b)(i) and (b)(ii) shall be the actual respective amounts for such periods annualized.

         "Fixed Price Remediation Agreement" shall mean that certain Guaranteed Fixed Price Remediation Agreement, dated as of June 30, 1999, by and among Lessee, Seller and the Remediator pursuant to which, inter alia, the Remediator has agreed to remediate the Property.

         "GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

         "Governmental Authority" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

         "Governmental Charges" shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

         "Governmental Rule" shall mean any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

         "Guaranty Obligation" shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

         "Hazardous Materials" shall mean all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls and all materials, substances and wastes which are


                                   1.01(a)-11
classified or regulated as "hazardous," "toxic" or similar descriptions under any Environmental Law.

         "Improvements" shall mean all buildings, structures, facilities, fixtures and other improvements of every kind and description now or hereafter located on any of the Land, including (a) all parking areas, roads, driveways, walks, fences, walls, drainage facilities and other site improvements; and (b) all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, public address and communications equipment and systems, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment of every kind and description now or hereafter located on such Land or attached to the Improvements thereto which by the nature of their location thereon or attachment thereto are real property under applicable law.

         "Indebtedness" of any Person shall mean, without duplication:

                  (a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

                  (b) All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price and the Lessee Obligations and obligations under other "synthetic" leases);

                  (c) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property);

                  (d) All obligations of such Person as lessee under or with respect to Capital Leases;

                  (e) All obligations of such Person, contingent or otherwise, under or with respect to Surety Instruments;

                  (f) All obligations of such Person, contingent or otherwise, under or with respect to Rate Contracts;

                  (g) All Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in clauses
         (a) - (f) above and all other Contingent Obligations of such Person;
         and


                                   1.01(a)-12

                  (h) All obligations of other Persons of the types described in clauses (a) - (f) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations.

         "Indemnified Taxes" shall mean all income taxes, stamp taxes, sales taxes, use taxes, rental taxes, gross receipts taxes, property (tangible and intangible) taxes, franchise taxes, excise taxes, value added taxes, turnover taxes, withholding taxes and other taxes and Governmental Charges, together with any and all assessments, penalties, fines, additions and interest thereon, except:

                  (a) Any tax based on or measured by net income or net receipts (including taxes based on capital gains, minimum taxes and franchise taxes in lieu of net income taxes) imposed on any Lessor Party by its jurisdiction of incorporation or, in the case of any Participant, the jurisdiction in which its Applicable Participating Office is located (provided, however, that this definition shall not be construed to prevent a payment from being made on an after-tax basis);

                  (b) Any tax or other Governmental Charge that has not become a Lien on any of the Property and that Lessee is contesting pursuant to Paragraph 3.12 of the Lease Agreement (but only while Lessee is so contesting such tax or Governmental Charge);

                  (c) Any tax or other Governmental Charge that is imposed upon an Indemnitee primarily as a result of the gross negligence or willful misconduct of such Indemnitee itself (as opposed to gross negligence or willful misconduct imputed to such Indemnitee), but not taxes or other Governmental Charges imposed as a result of ordinary negligence of such Indemnitee

                  (d) Any tax or other Governmental Charge to the extent it relates to any act, event or omission that occurs with respect to the Property after the termination of the Lease Agreement, redelivery or sale of the Property in accordance with the terms of the Operative Documents and payment by Lessee of all amounts due under the Operative Documents, unless and to the extent such tax or Governmental Charge is attributable to actions, omissions or events occurring in connection with the exercise of remedies following an Event of Default; provided, that this exclusion shall not apply to taxes or Governmental Charges that are related to or arising from payments made under the Operative Documents, or events, acts or omissions occurring or matters arising prior to or simultaneous with the time set forth above; or

                  (e) Any tax which is a withholding tax if such tax is imposed in respect of payments to a Lessor Party that is required to deliver a United States Internal Revenue Service Form 1001 or 4224 if such form is not effective to entitle such Lessor Party to receive payment under the Operative Documents without deduction or withholding of United States federal income tax as a result of an act or omission of such Lessor Party.


                                   1.01(a)-13

         "Indemnitees" shall mean the Lessor Parties and their Affiliates and their respective directors, officers, employees, agents, attorneys and advisors.

         "Indemnity Amount" shall have the meaning given to that term in Subparagraph 3.03(a) of the Purchase Agreement.

         "Insurance Requirements" shall mean all terms, conditions and requirements imposed by the policies of insurance which Lessee is required to maintain by the Operative Documents.

         "Interest Expenses" shall mean, with respect to Lessee and its Subsidiaries for any period, the sum, determined on a consolidated basis in accordance with GAAP, of (a) all interest (including Base Rent) accrued on the Indebtedness of Lessee and its Subsidiaries during such period (including interest attributable to Capital Leases and imputed interest on zero-coupon, original issue discount and other similar instruments) and (b) all letter of credit fees payable by Lessee and its Subsidiaries accrued during such period.

         "Investment" of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person; provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales of inventory in the ordinary course of such Person's business or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.

         "IRC" shall mean the Internal Revenue Code of 1986.

         "Issues and Profits" shall mean all present and future rents, royalties, issues, profits, receipts, revenues, income, earnings and other benefits accruing from any of the Land, Lessor Improvements or Appurtenant Rights (whether in the form of accounts, chattel paper, instruments, documents, investment property, general intangibles or otherwise) including all rents and other amounts payable pursuant to any Subleases, but excluding revenues to the extent received by Lessee as a result of its occupation of the Property and conduct of its business thereon.

         "KeyBank" shall mean KeyBank National Association.

         "Land" shall mean all lots, pieces, tracts or parcels of land described in Exhibit A to the Lease Agreement and leased by Lessee pursuant to the Lease Agreement.

         "Lease Agreement" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

         "Lease Extension Request" shall have the meaning given to that term in Paragraph 2.09 of the Participation Agreement.


                                   1.01(a)-14

         "Lease Reduction Payments" shall mean each of the following to the extent applied to reduce the Outstanding Lease Amount pursuant to the Operative
Documents:

                  (a) Casualty and Condemnation Proceeds;

                  (b) The purchase price paid for the Property (or any portion thereof) by Lessee, an Assignee Purchaser or a Designated Purchaser pursuant to the Purchase Agreement;

                  (c) The Residual Value Guaranty Amount and the Indemnity Amount, paid by Lessee pursuant to the Purchase Agreement;

                  (d) Any proceeds received by Lessee from any sale of the Property after the Expiration Date if such Property is retained by Lessor after such Expiration Date pursuant to the Purchase Agreement;

                  (e) Any proceeds received by any Lessor Party from the exercise of any of its remedies under the Operative Documents after the occurrence of an Event of Default under the Lease Agreement; and

                  (f) Any other amounts received by any Lessor Party which are applied or required by the Operative Documents to be applied to reduce the Outstanding Lease Amount.

         "Lessee" shall mean Silicon Valley Group, Inc., acting in its capacity as Lessee under the Operative Documents.

         "Lessee Improvements" shall mean all alterations, renovations, improvements and additions to the Property, and all substitutions and replacements therefor, not financed by the Acquisition Advance and not made part of the Lessor Improvements.

         "Lessee Obligations" shall mean and include all liabilities and obligations owed by Lessee to any Lessor Party under any of the Operative Documents (including, without limitation, the Synthetic Lease Swap Agreement) of every kind and description and however arising (whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising), including the obligation of Lessee to pay Rent, to pay the Residual Value Guaranty Amount, the Indemnity Amount and/or Outstanding Lease Amount and to pay all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Lessee or payable by Lessee under the Operative Documents.

         "Lessee Property" shall have the meaning given to that term in Subparagraph 3.10(b) of the Lease Agreement.

         "Lessee Security Documents" shall mean and include the Lease Agreement, the Assignment of Remediation Agreements, the Cash Collateral Agreement and all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial

                                   1.01(a)-15

Code financing statements and fixture filings and landlord waivers) delivered by Lessee to any Lessor Party in connection with any Collateral or to secure the Lessee Obligations.

         "Lessor" shall mean SELCO Service Corporation, acting in its capacity as Lessor under the Operative Documents.

         "Lessor Deed of Trust" shall have the meaning given to that term in Subparagraph 2.11(b) of the Participation Agreement.

         "Lessor Improvements" shall mean all Improvements, other than Lessee Improvements, and all Modifications, except that (a) any Modifications removed from the Property prior to the Expiration Date in accordance with Paragraph 3.10 of the Lease Agreement shall cease to be Lessor Improvements and (b) any Lessee Improvements not removed from the Property prior to the Expiration Date in accordance with Paragraph 3.10 of the Lease Agreement shall, if Lessor shall so elect in accordance with such subparagraph, become Lessor Improvements.

         "Lessor/Lessee Deed of Trust" shall have the meaning given to that term in Subparagraph 2.11(c) of the Participation Agreement.

         "Lessor Liens" shall mean any Liens or other interests in any of the Property of any Person other than Lessee or a Lessor Party arising as a result of (a) any transfer or assignment by a Lessor Party to such Person of any of such Lessor Party's interests in such Property in violation of any of the Operative Documents or (b) any claim against a Lessor Party by any such Person unrelated to any of the Operative Documents or the transactions contemplated thereby. (Lessor Liens shall include Liens granted by Lessor to Agent or any Participant to secure the Lessor Obligations.)

         "Lessor Obligations" shall mean and include (a) with respect to Agent and the Participants, all liabilities and obligations owed by Lessor to Agent or any Participant under any of the Operative Documents of every kind and description and however arising (whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising), including the obligation of Lessor to share payments made by Lessee to Lessor under the Operative Documents as provided in Paragraph 2.06 of the Participation Agreement and (b) with respect to Lessee, all liabilities and obligations owed by Lessor to Lessee under any of the Operative Documents of every kind and description and however arising (whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising), including the obligation of Lessor to sell and convey the Property to Lessee pursuant to the Purchase Agreement.

         "Lessor Parties" shall mean Lessor, the Participants and Agent.

         "Lessor Security Agreement" shall have the meaning given to that term in Subparagraph 2.11(b) of the Participation Agreement.

         "Lessor's Retention Amount" shall have the meaning given to that term in Subparagraph 3.03(b) of the Purchase Agreement.

                                   1.01(a)-16

         "Leverage Ratio" shall mean, with respect to Lessee at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of (a) the Senior Indebtedness of Lessee and its Subsidiaries at such time to (b) the Total Capital of Lessee and its Subsidiaries at such time.

         "LIBO Rate" shall mean, with respect to any Rental Period for a Portion, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/100 of one percent) of (a) the arithmetic mean (rounded upward if necessary to the nearest 1/16 of one percent) of the rates per annum appearing on the Telerate Page 3750 (or any successor publication) on the second Business Day prior to the first day of such Rental Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Rental Period) for a term comparable to such Rental Period, divided by (b) one minus the Reserve Requirement in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be the rate per annum at which Dollar deposits are offered to Agent in the London interbank eurodollar currency market on the second Business Day prior to the first day of such Rental Period at or about 10:00 A.M. (New York time) (for delivery on the first day of such Rental Period) in an amount substantially equal to Agent's Proportionate Share of the applicable Portion and for a term comparable to such Rental Period. The LIBO Rate shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

         "LIBOR Rental Rate" shall mean, for any Rental Period and Portion, the per annum rate equal to the LIBO Rate for such Rental Period and Portion, plus the Applicable Margin, such rate to change from time to time during such period as the Applicable Margin shall change.

         "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

         "Major Casualty" shall mean, with respect to the Property, any Casualty affecting the Property where (a) the damage to the Property is treated by any insurer of the Property as a total loss; or (b) the Property cannot reasonably be repaired and restored prior to the expiration of the Term of the Lease to substantially the condition in which it existed immediately prior to such Casualty.

         "Major Condemnation" shall mean, with respect to the Property, any Condemnation affecting the Property where (a) all or substantially all of the Property is taken by such Condemnation; or (b) the Property cannot reasonably be repaired and restored prior to the expiration of the Term of the Lease to a value that is not less than the Expiration Date Appraisal.

         "Margin Stock" shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board.

         "Marketing Period" shall have the meaning given to that term in Subparagraph 3.02(a) of the Purchase Agreement.

                                   1.01(a)-17

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Lessee and its Subsidiaries, taken as a whole; (b) the ability of Lessee to pay or perform the Lessee Obligations when due in accordance with the terms of the Operative Documents; (c) the rights and remedies of any Lessor Party under the Operative Documents or any related document, instrument or agreement; (d) the perfection or the priority of any Lessor Party's security interests, Liens or other rights in the Property and the Collateral; or (e) the value of the Property and the Collateral.

         "Material Subsidiary" shall mean SVGL, SVGIS, Tinsley, and any other Subsidiary which at any time has assets with a book value equal to or greater than ten percent (10%) of the total consolidated assets of Lessee and its Subsidiaries and any Subsidiary which owns more than ten percent (10%) of the capital stock of any Material Subsidiary.

         "maturity" shall mean, with respect to any Rent, interest, fee or other amount payable by Lessee under the Operative Documents, the date such Rent, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

         "Modifications" shall have the meaning given to that term in Subparagraph 3.01(b) of the Lease Agreement.

         "Multiemployer Plan" shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by Lessee or any ERISA Affiliate.

         "Net Proceeds" shall mean, with respect to any issuance of Equity Securities by Lessee or any of its Subsidiaries, the aggregate consideration received by Lessee or such Subsidiary from such issuance less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than Lessee or any Affiliate of Lessee and the other reasonable costs and expenses (including reasonable legal expenses) directly related to such issuance that are to be paid by Lessee or any of its Subsidiaries.

         "Net Proceeds of Sale" shall mean, with respect to a sale of the Property by Lessor to a Designated Purchaser pursuant to Paragraph 3.02 of the Purchase Agreement, the net amount of the proceeds of the sale of the Property, after deducting from the gross proceeds of such sale (a) all sales taxes and other taxes as may be applicable to such sale or transfer of the Property, (b) all fees, costs and expenses of such sale incurred by Lessor and (c) any amounts for which, if not paid, Lessor would be liable or which, if not paid, would constitute a Lien on the Property.

         "Notice of Rental Period Selection" shall have the meaning given to that term in Subparagraph 2.03(a) of the Lease Agreement.

         "Notice of Return Option Exercise" shall have the meaning given to that term in Subparagraph 3.01(a) of the Purchase Agreement.

         "Notice of Security Interest" shall have the meaning given to that term in Subparagraph 2.01(a) of the Cash Collateral Agreement.

                                   1.01(a)-18

         "Notice of Term Purchase Option Exercise" shall have the meaning given to that term in Paragraph 2.02 of the Purchase Agreement.

         "Operative Documents" shall mean and include the Participation Agreement, the Lease Agreement, the Purchase Agreement, the Lessee Security Documents, the Lessor Deed of Trust, the Lessor Security Agreement, the Assignment of Lease, the Agent's Structuring Fee Letter and the Synthetic Lease Swap Agreement; all other notices, requests, certificates, documents, instruments and agreements delivered to any Lessor Party pursuant to Paragraph
3.01 of the Participation Agreement; and all notices, requests, certificates, documents, instruments and agreements executed by Lessee and delivered to any Lessor Party in connection with any of the foregoing on or after the date of the Participation Agreement. (Without limiting the generality of the preceding definition, the term "Operative Documents" shall include all written waivers, amendments and modifications to any of the notices, requests, certificates, documents, instruments and agreements referred to therein.)

         "Outstanding Lease Amount" shall mean, on any date, the remainder of
(a) the amount of the Acquisition Advance, minus (b) the sum of all Lease Reduction Payments applied on or prior to such date.

         "Outstanding Participation Amount" shall mean, with respect to any Participant on any date, the remainder of (a) the portion of the Acquisition Advance funded by such Participant on or prior to such date, minus (b) the sum of such Participant's share of all Lease Reduction Payments applied to the Outstanding Lease Amount on or prior to such date.

         "Outstanding Revolver Credit" shall mean, at any time, the sum of (a) the aggregate principal amount of all loans outstanding at such time under the Credit Agreement, (b) the aggregate amount available for drawing under all letters of credit outstanding at such time under the Credit Agreement and (c) the aggregate amount of all reimbursement obligation outstanding at such time under the Credit Agreement.

         "Outstanding Tranche A Participation Amount" shall mean, with respect to any Tranche A Participant on any date, the remainder of (a) such Participant's Tranche A Portion of the Acquisition Advance made by Lessor on or prior to such date, minus (b) such Participant's share of all Lease Reduction Payments applied to the Tranche A Portion of the Acquisition Advance on or prior to such date.

         "Outstanding Tranche B Participation Amount" shall mean, with respect to any Tranche B Participant on any date, the remainder of (a) such Participant's Tranche B Portion of the Acquisition Advance made by Lessor on or prior to such date, minus (b) such Participant's share of all Lease Reduction Payments applied to the Tranche B Portion of the Acquisition Advance on or prior to such date.

         "Participants" shall mean the financial institutions from time to time listed in Schedule I to the Participation Agreement (as amended from time to time pursuant to Subparagraph 7.05(b) of the Participation Agreement), acting in their capacities as Participants under the Operative Documents.


                                   1.01(a)-19

         "Participation Agreement" shall mean the Participation Agreement, dated as of June 30, 1999 among Lessee and the Lessor Parties.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Permitted Indebtedness" shall have the meaning given to that term in Subparagraph 5.02(a) of the Participation Agreement.

         "Permitted Liens" shall have the meaning given to that term in Subparagraph 5.02(b) of the Participation Agreement.

         "Permitted Property Liens" shall have the meaning given to that term in Subparagraph 3.07(a) of the Lease Agreement.

         "Permitted Transaction Expenses" shall mean the following costs and expenses to the extent payable by Lessee in connection with and directly related to the preparation, execution and delivery of the Operative Documents and the transactions contemplated thereby:

                  (a) The reasonable fees and expenses of counsel for each of Lessor and Agent incurred in connection with the Operative Documents;

                  (b) The reasonable fees and expenses incurred in recording, registering or filing any of the Operative Documents;

                  (c) The title fees, premiums and escrow costs and other expenses relating to title insurance and the closing of the transactions contemplated by the Operative Documents;

                  (d) The reasonable fees and expenses of required environmental audits; and

                  (e) The reasonable fees and expenses for surveys and appraisals.

         "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

         "Personal Property Collateral" shall have the meaning given to that term in Subparagraph 2.07(b) of the Lease Agreement.

         "Portion" shall mean a portion of the Outstanding Lease Amount. If, at any time, Lessee has not elected to divide the Outstanding Lease Amount into two or more portions, any reference to a Portion shall mean the total Outstanding Lease Amount at such time.

         "Pricing Grid" shall mean Schedule II to the Participation Agreement.

         "Pricing Period" shall mean (a) the period commencing on the date of this Agreement (i.e., June 30, 1999) and ending on September 30, 1999 and (b) each consecutive three-calendar


                                   1.01(a)-20
month period thereafter which commences on the day following the last day of the immediately preceding three-calendar month period and ends on the last day of that time period.

         "Prime Rate" shall mean the per annum rate publicly announced by KeyBank from time to time at its office in Cleveland, Ohio as its "prime rate." The Prime Rate is determined by KeyBank from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by KeyBank at any given time for any particular class of customers or credit extensions. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each change in the Prime Rate occurs.

         "Property" shall have the meaning given to that term in Paragraph 2.01 of the Lease Agreement.

         "Property Collateral" shall have the meaning given to that term in Subparagraph 2.11(a) of the Participation Agreement.

         "Proportionate Share" shall mean, with respect to each Participant, the percentage set forth under the caption "Proportionate Share" opposite such Participant's name in Part A of Schedule I or, if changed, such percentage as may be set forth for such Participant in the Register. The Proportionate Share of each Participant shall equal the sum of such Participant's Tranche A and Tranche B Percentage.

         "Purchase Agreement" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

         "Purchase Documents" shall have the meaning given to that term in Subparagraph 4.01(a) of the Purchase Agreement.

         "Purchaser" shall have the meaning given to that term in Subparagraph 4.01(b) of the Purchase Agreement.

         "Quick Ratio" shall mean, with respect to Lessee at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

                  (a) The remainder at such time of (i) the sum of (A) all cash of Lessee and its Subsidiaries, (B) the current market value of all cash equivalents of Lessee and its Subsidiaries and (C) all accounts receivable of Lessee and its Subsidiaries (net of all reserves therefor) minus (ii) to the extent included in the foregoing sum, the sum of all cash, cash equivalents and accounts receivable of Lessee and its Subsidiaries that are subject to a Lien or otherwise restricted;

                                       to

                                   1.01(a)-21

                  (b) The sum at such time of (i) the current liabilities of Lessee and its Subsidiaries and (ii) to the extent not included in such current liabilities, the Outstanding Revolver Credit at such time.

         "Rate Contracts" shall mean swap agreements (as that term is defined in Section 101 of the Federal Bankruptcy Reform Act of 1978, as amended) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates, including without limitation, the Synthetic Lease Swap Agreement.

         "Real Property Collateral" shall have the meaning given to that term in Subparagraph 2.07(a) of the Lease Agreement.

         "Register" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

         "Related Agreements" shall mean all chattel paper, accounts, instruments, documents, investment property and general intangibles relating to any of the Land, Lessor Improvements or Appurtenant Rights or to the present or future development, construction, operation or use of any of the Land, Lessor Improvements or Appurtenant Rights, including (a) all plans, specifications, construction agreements, maps, surveys, studies, books of account, records, files, insurance policies, guarantees and warranties relating to such Land or Lessor Improvements or to the present or future development, construction, operation or use of such Land, Lessor Improvements or Appurtenant Rights; (b) all architectural, engineering, construction and management contracts, all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities relating to such Land, Lessor Improvements or Appurtenant Rights or to the present or future development, construction, operation or use of such Land, Lessor Improvements or Appurtenant Rights; and (c) all computer software and intellectual property, guaranties and warranties, letters of credit, and documents relating to such Land, Lessor Improvements or Appurtenant Rights or to the present or future development, construction, operation or use of such Land, Lessor Improvements or Appurtenant Rights.

         "Related Goods" shall mean:

                  (a) All machinery, furniture, equipment, fixtures and other goods and tangible personal property (including construction materials and supplies) financed by the Acquisition Advance, including all such property (if any) described in Exhibit B to the Lease Agreement; and

                  (b) All machinery, equipment, fixtures and other goods and tangible personal property (including construction materials and supplies) hereafter made part of the Lessor Improvements or other Property, except that any Related Goods removed from the Property prior to the Expiration Date in accordance with Paragraph 3.10 of the Lease Agreement shall cease to be Lessor Improvements.


                                   1.01(a)-22

         "Related Permits" shall mean all licenses, authorizations, certificates, variances, consents, approvals and other permits, now or hereafter pertaining to any of the Land, Lessor Improvements or Appurtenant Rights and all tradenames or business names primarily relating to any of the Land, Lessor Improvements or Appurtenant Rights or the present or future development, construction, operation or use of any of the Land, Lessor Improvements or Appurtenant Rights, but shall not include any of the foregoing if primarily related to the conduct by an occupant of the Property of its business.

         "Remediation Agreements" shall have the meaning given to that term in the Paragraph 2.01 of the Assignment of Remediation Agreements.

         "Remediator" shall mean ARCADIS Geraghty & Miller, Inc., a Delaware corporation.

         "Rent" shall mean collectively Base Rent and Supplemental Rent.

         "Rental Periods" shall mean (a) with respect to the entire Outstanding Lease Amount, the initial period that begins on the Commencement Date for the Lease Agreement and ends on the first Business Day in the first calendar month immediately following the month in which the Commencement Date occurs; and (b) With respect to any Portion of the Outstanding Lease Amount thereafter, the time period selected by Lessee for such Portion pursuant to Subparagraph 2.03(a) of the Lease Agreement which commences on the first day of such Portion and ends on the last day of the period so selected by Lessee and each subsequent time period selected by Lessee pursuant to Subparagraph 2.03(a) of the Lease Agreement. Each Rental Period shall commence on the last day of the immediately preceding Rental Period.

         "Rental Rate" shall have the meaning given to that term in Subparagraph 2.03(a) of the Lease Agreement.

         "Repair and Restoration Account" shall have the meaning given to that term in Subparagraph 3.04(c) of the Lease Agreement.

         "Reportable Event" shall have the meaning given to that term in ERISA and applicable regulations thereunder.

         "Required Participants" shall mean, at any time, Participants whose Proportionate Shares then equal or exceed sixty-six and two-thirds percent
(66 2/3%), except at any time any Participant is a Defaulting Participant. At any time any Participant is a Defaulting Participant, all Defaulting Participants shall be excluded in determining "Required Participants", and "Required Participants" shall mean non-defaulting Participants having total Commitments that then equal or exceed sixty-six and two-thirds percent (66 2/3%) of the total Commitments of all non-defaulting Participants.

         "Requirement of Law" applicable to any Person shall mean (a) the Articles or Certificate of Incorporation and By-laws, Partnership Agreement or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the


                                   1.01(a)-23
benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reserve Requirement" shall mean, with respect to any day in any Rental Period, the aggregate of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term "reserve requirement" shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Participant by any Governmental Authority. (As of the Closing Date, the Reserve Requirement is zero percent (0%).)

         "Residual Value Guaranty Amount" shall have the meaning given to that term in Subparagraph 3.03(a) of the Purchase Agreement.

         "Return Option" shall have the meaning given to that term in Subparagraph 3.01(a) of the Purchase Agreement.

         "Scheduled Expiration Date" shall have the meaning given to that term in Subparagraph 2.02(a) of the Lease Agreement.

         "Scheduled Rent Payment Date" shall have the meaning given to that term in Subparagraph 2.03(a) of the Lease Agreement.

         "Seller" shall mean Watkins-Johnson Company.

         "Senior Debt/EBITDA Ratio" shall mean, with respect to Lessee for any period, the ratio, determined on a consolidated basis in accordance with GAAP, of:

                  (a) Lessee's Senior Indebtedness on the last day of such period;

                                       to

                  (b)  Lessee's EBITDA for such period.

         "Senior Indebtedness" shall mean, with respect to Lessee and its Subsidiaries at any time, the remainder, determined on a consolidated basis in accordance with GAAP, of (a) the total Indebtedness of Lessee and its Subsidiaries at such time minus (b) the total Subordinated Indebtedness of Lessee and its Subsidiaries at such time.

         "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in


                                   1.01(a)-24
or about to engage in business or transactions for which such Person's property would constitute an unreasonably small capital.

         "Subleases" shall mean all leases and subleases of any of the Land, Lessor Improvements and/or Appurtenant Rights by Lessee as lessor or sublessor, now or hereafter in effect, whether or not of record, including all guaranties and security therefor and the right to bring actions and proceedings thereunder or for the enforcement thereof and to do anything which Lessee is or may become entitled to do thereunder.

         "Subordinated Indebtedness" shall mean Indebtedness which is unsecured and subordinated to the Lessee Obligations on terms reasonably acceptable to Lessor and the Required Participants.

         "Subparticipants" shall have the meaning given to that term in Subparagraph 7.05(c) of the Participation Agreement.

         "Subsidiary" of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis.

         "Supplemental Rent" shall have the meaning given to that term in Subparagraph 2.03(b) of the Lease Agreement.

         "Surety Instruments" shall mean all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "SVGL" shall mean SVG Lithography Systems, Inc., a Delaware corporation.

         "SVGIS" shall mean SVG International Service, a California corporation.

         "Synthetic Lease Swap Agreement" shall mean that certain interest rate swap agreement in the form of Exhibit L, dated as of June 29, 1999, between Lessee and KeyBank, pursuant to which Lessee is provided protection against fluctuations in the LIBOR Rental Rates payable by Lessee from time to time on the Outstanding Lease Amount.

         "Tangible Net Worth" shall mean, with respect to Lessee at any time, the remainder at such time, determined on a consolidated basis in accordance with GAAP, of:



                                   1.01(a)-25

                  (a) The sum of (i) the total assets of Lessee and its Subsidiaries at such time plus (ii) the after tax effect of the lesser of (A) the sum of all Watkins-Johnson Charges taken by Lessee and its Subsidiaries prior to such time and (B) fifteen million Dollars ($15,000,000);

                                      minus

                  (b) The sum (without limitation and without duplication of deductions) of (i) the total liabilities of Lessee and its Subsidiaries, (ii) all reserves established by Lessee and its Subsidiaries for anticipated losses and expenses (to the extent not deducted in calculating total assets in clause (a) above), and (iii) all intangible assets of Lessee and its Subsidiaries (to the extent included in calculating total assets in clause (a) above), including, without limitation, goodwill (including any amounts, however designated on the balance sheet, representing the cost of acquisition of businesses and investments in excess of underlying tangible assets), trademarks, trademark rights, trade name rights, copyrights, patents, patent rights, licenses, unamortized debt discount, marketing expenses, organizational expenses, non-compete agreements and deferred research and development.

         "Term" shall mean the period beginning on the Commencement Date and ending on the Expiration Date.

         "Termination Date" shall mean the earliest of (a) the date set forth in a Notice of Term Purchase Option as the Scheduled Rent Payment Date on which the Lease Agreement will be terminated by Lessee pursuant to Paragraph 4.01 of the Lease Agreement and the Property will be purchased by Lessee pursuant to Section II of the Purchase Agreement, (b) the date set forth in a written notice delivered by Lessor to Lessee pursuant to Subparagraph 5.03(a) of the Lease Agreement after the occurrence of an Event of Default thereunder as the date on which the Lease Agreement will be terminated, and (c) the date set forth in a written notice delivered by Lessor to Lessee pursuant to Subparagraph 5.04(a) of the Lease Agreement after the occurrence of an Event of Default thereunder as the date on which all unpaid Lessee Obligations are due and payable.

         "Term Purchase Option" shall have the meaning given to that term in Paragraph 2.01 of the Purchase Agreement.

         "Tinsley" shall mean Tinsley Laboratories, Inc., a California corporation.

         "Total Capital" shall mean, with respect to Lessee at any time, the sum, determined on a consolidated basis in accordance with GAAP, of (a) the total Indebtedness of Lessee and its Subsidiaries (including Subordinated Indebtedness) at such time plus (b) the stockholders' equity of Lessee and its Subsidiaries at such time.

         "Total Commitment" shall mean the amount set forth as such in Subparagraph 2.01(b) of the Participation Agreement or, if such amount is reduced pursuant to Subparagraph 2.08(a) of the Participation Agreement, the amount to which so reduced.

                                   1.01(a)-26

         "Tranche A Participant" shall mean, at any time, any Participant having an Outstanding Tranche A Participation Amount at such time.

         "Tranche A Percentage" shall mean, with respect to each Participant at any time, the percentage set forth under the caption "Tranche A Percentage" opposite such Participant's name in Part A of Schedule I or, if changed, such percentage as may be set forth for such Participant in the Register.

         "Tranche A Portion" shall mean, (a) with respect to the Acquisition Advance without reference to any Participant, the portion of the Acquisition Advance equal to the Tranche A Proportionate Share of the Acquisition Advance and (b) with respect to the Acquisition Advance with reference to any Participant, the portion of the Acquisition Advance equal to such Participant's Tranche A Percentage of the Acquisition Advance.

         "Tranche A Proportionate Share" shall mean eighty-five percent
(85.00%).

         "Tranche B Participant" shall mean, at any time, any Participant having an Outstanding Tranche B Participation Amount at such time.

         "Tranche B Percentage" shall mean, with respect to each Participant, the percentage set forth under the caption "Tranche B Percentage" opposite such Participant's name in Part A of Schedule I or, if changed, such percentage as may be set forth for such Participant in the Register.

         "Tranche B Portion" shall mean, (a) with respect to the Acquisition Advance without reference to any Participant, the portion of the Acquisition Advance equal to the Tranche B Proportionate Share of the Acquisition Advance and (b) with respect to the Acquisition Advance with reference to any Participant, the portion of the Acquisition Advance equal to such Participant's Tranche B Percentage of the Acquisition Advance.

         "Tranche B Proportionate Share" shall mean fifteen percent (15.00%).

         "UCC" shall mean the California Uniform Commercial Code.

         "Watkins-Johnson Acquisition" shall mean the acquisition of certain assets and liabilities of Watkins-Johnson Semiconductor Equipment Group, a division of Watkins-Johnson Company.

         "Watkins-Johnson Charges" shall mean, with respect to any period, all non-recurring charges taken by Lessee and its Subsidiaries during such period in connection with the Watkins-Johnson Acquisition (including charges for the write-off of in-process research and development costs, consolidation, relocation and other charges relating to such acquisitions).

         "Water Supply Agreement" shall mean that certain Water Supply Agreement, dated as of June 30, 1999, by and between Lessee and the Remediator.


                                   1.01(a)-27

                                  SCHEDULE 1.02

                             RULES OF INTERPRETATION

         (a) GAAP. Unless otherwise indicated in any Operative Document, all accounting terms used in the Operative Documents shall be construed, and all accounting and financial computations thereunder shall be computed, in accordance with GAAP. If GAAP changes after the date of the Participation Agreement such that any covenants contained in the Operative Documents would then be calculated in a different manner or with different components, Lessee and the Lessor Parties agree to negotiate in good faith to amend the applicable Operative Documents in such respects as are necessary to conform those covenants as criteria for evaluating Lessee's financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until Lessee and the Lessor Parties so amend the Operative Documents, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

         (b) Headings. Headings in each of the Operative Documents are for convenience of reference only and are not part of the substance thereof.

         (c) Plural Terms. All terms defined in any Operative Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

         (d) Time. All references in each of the Operative Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated. All references in each of the Operative Documents to a date (the "action date") which is one month prior to or after another date (the "reference date") shall mean the date in the immediately preceding or succeeding calendar month (as the case may be) which numerically corresponds to the reference date; provided, however, that (i) if such corresponding date in the immediately preceding or succeeding calendar month (as the case may be) is not a Business Day, the action date shall be the next succeeding Business Day after such corresponding date (unless, in the case of a Rental Period, such next Business Day falls in another calendar month, in which case the action date shall be the immediately preceding Business Day) and (ii) if the reference date is the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the immediately preceding calendar month) the action date shall be the last Business Day of the immediately preceding or succeeding calendar month (as the case may be). All references in each of the Operative Documents to an earlier date which is two or more months prior to a reference date or to a later date which is two or more months after a reference date shall be determined in a comparable manner.

         (e) Governing Law. Unless otherwise provided in any Operative Document, each of the Operative Documents shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

         (f) Interpretation. The Operative Documents are the result of negotiations among, and have been reviewed by Lessee and each Lessor Party and their respective counsel.

                                     1.02-1

Accordingly, the Operative Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Lessee or any Lessor Party.

         (g) Entire Agreement. The Operative Documents, taken together, constitute and contain the entire agreement of Lessee and the Lessor Parties and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter thereof (including the proposal dated April 21, 1999) but excluding the Agent's Structuring Fee Letter).

         (h) Calculation of Base Rent, Interest and Fees. All calculations of Base Rent, interest and fees under the Operative Documents for any period (i) shall include the first day of such period and exclude the last day of such period and (ii) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period that Base Rent or any interest is to be calculated based upon the Base Rate, such Base Rent or interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

         (i) References.

                  (i) References in any Operative Document to "Recitals," "Sections," "Paragraphs," "Subparagraphs," "Articles," "Exhibits" and "Schedules" are to recitals, sections, paragraphs, subparagraphs, articles, exhibits and schedules therein and thereto unless otherwise indicated.

                  (ii) References in any Operative Document to any document, instrument or agreement (A) shall include all exhibits, schedules and other attachments thereto, (B) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (C) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

                  (iii) References in any Operative Document to any Governmental Rule (A) shall include any successor Governmental Rule, (B) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (C) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

                  (iv) References in any Operative Document to any Person in a particular capacity (A) shall include any permitted successors to and assigns of such Person in that capacity and (B) shall exclude such Person individually or in any other capacity.

         (j) Other Interpretive Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in any Operative Document shall refer to such Operative Document as a whole and not to any particular provision of such Operative Document. The words "include" and "including" and words of similar import when used in any Operative Document shall not be construed to be limiting or exclusive. In the event of any inconsistency


                                     1.02-2
between the terms of the Participation Agreement and the terms of any other Operative Document, the terms of the Participation Agreement shall govern.


                                     1.02-3

                                  SCHEDULE 3.01

                   CONDITIONS PRECEDENT TO ACQUISITION ADVANCE

A.       PRINCIPAL OPERATIVE DOCUMENTS EXECUTED BY LESSEE.

                  (1) The Participation Agreement, duly executed by Lessee, Lessor, each Participant and Agent;

                  (2) The Lease Agreement, duly executed by Lessee and Lessor and appropriately notarized for recording;

                  (3) The Purchase Agreement, duly executed by Lessee and
         Lessor;

                  (4) The Assignment of Remediation Agreements;

                  (5) The Cash Collateral Agreement, duly executed by Lessee, Lessor, Agent and KeyBank; and

                  (6) The Synthetic Lease Swap Agreement, duly executed by Lessee and KeyBank.

B.       LESSEE CORPORATE DOCUMENTS.

                  (1) The Certificate or Articles of Incorporation of Lessee, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of its jurisdiction of incorporation;

                  (2) A Certificate of Good Standing (or comparable certificate) for Lessee, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of its jurisdiction of incorporation;

                  (3) A certificate of the Secretary or an Assistant Secretary of Lessee, dated the Closing Date, certifying (a) that attached thereto is a true and correct copy of the Bylaws of Lessee as in effect on the Closing Date; (b) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Lessee and continuing in effect, which authorize the execution, delivery and performance by Lessee of the Operative Documents executed or to be executed by Lessee and the consummation of the transactions contemplated thereby; and (c) that there are no proceedings for the dissolution or liquidation of Lessee;

                  (4) A certificate of the Secretary or an Assistant Secretary of Lessee, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of Lessee authorized to execute, deliver and perform the Operative Documents and all other



                                     3.01-1
         documents, instruments or agreements related thereto executed or to be executed by Lessee; and

                  (5) Certificates of Good Standing (including tax good standing) for Lessee, certified as of a recent date prior to the Closing Date by the Secretary of State of the State of California.

C.       FINANCIAL STATEMENTS, FINANCIAL CONDITION, ETC.

                  (1) A copy of the unaudited Financial Statements of Lessee and its Subsidiaries for the fiscal quarter ended March 31, 1999 and for the fiscal year to such date (prepared on a consolidated and consolidating basis), certified by the chief financial officer of Lessee to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

                  (2) A copy of the audited consolidated Financial Statements of Lessee for the fiscal year ended September 30, 1998, prepared by Deloitte & Touche and a copy of the unqualified opinion delivered by such accountants in connection with such Financial Statements;

                  (3) A copy of the 10-Q report filed by Lessee with the Securities and Exchange Commission for the quarter ended March 31, 1999;

                  (4) A copy of the 10-K report filed by Lessee with the Securities and Exchange Commission for the fiscal year ended September 30, 1998; and

                  (5) The consolidated plan and forecast of Lessee and its Subsidiaries for the fiscal year[s] to end September 30, 1999 and 2000.

D.       COLLATERAL DOCUMENTS.

                  (1) A deed transferring to Lessor the fee interest in the Land, Lessor Improvements and Appurtenant Rights, duly executed by Seller and appropriately notarized for recording;

                  (2) A Memorandum of Purchase Agreement, appropriately completed and duly executed by Lessee and Lessor and appropriately notarized for recording;

                  (3) Evidence that the Assignment of Lease, the Lessor Deed of Trust, the Lessor/Lessee Deed of Trust, the deed, the Memorandum of Lease Agreement and the Memorandum of Purchase Agreement have been or will be properly recorded in the Official Records of Santa Cruz County, California;

                  (4) An extended coverage owner's policy or binder of title insurance (or a commitment therefor) for the Property insuring Lessor's fee interest in the Property


                                     3.01-2

         (subject to such exceptions as Agent may approve), in such amounts and with such endorsements as Agent may reasonably require, issued by Chicago Title Insurance Company or another title insurer acceptable to Agent;

                  (5) An extended coverage lender's policy of title insurance (or a commitment therefor) for the Property insuring the validity and priority of the Lease Agreement (subject to such exceptions as Agent may approve), in such amounts and with such endorsements as Agent may reasonably require, issued by Chicago Title Insurance Company or another title insurer acceptable to Agent;

                  (6) An extended coverage lender's policy of title insurance (or a commitment therefor) for the Property insuring the validity and priority of the Lessor Deed of Trust (subject to such exceptions as Agent may approve), in such amounts and with such endorsements as Agent may reasonably require, issued by Chicago Title Insurance Company or another title insurer acceptable to Agent;

                  (7) Uniform Commercial Code financing statements and fixture filings (appropriately completed and executed) for filing in such jurisdictions as Agent may request to perfect the Liens granted to Lessor and Agent in the Lessee Security Documents, the Lessor Security Agreement and the other Operative Documents;

                  (8) Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to item D(8) above reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to Lessor and Agent in the Lessee Security Documents, the Lessor Security Agreement and the other Operative Documents, except for any such prior Liens (a) which are expressly permitted by the Operative Documents to be prior or (b) for which Agent has received a termination statement pursuant to item D(9) above.

E.       OPINIONS.

                  (1) A favorable written opinion of Wilson, Sonsini, Goodrich & Rosati, counsel to Lessee, dated the Closing Date, addressed to Lessor and Agent, for the benefit of Lessor, Agent and the Participants, and covering such legal matters as Agent may reasonably request and otherwise in form and substance satisfactory to Agent.

F.       OTHER ITEMS.

                  (1) A duly completed and timely delivered Acquisition Request, duly executed by Lessee;

                  (2) A Closing Date Appraisal for the Property, dated as of a recent date prior to the Closing Date, appraising the Property at not less than the Acquisition Price;


                                     3.01-3

                  (3) An Expiration Date Appraisal for the Property, dated as of a recent date prior to the Closing Date, appraising the Property at not less than the Total Commitment;

                  (4) An ALTA/ACSM survey of the Property (a) prepared and dated not more than two (2) months prior to the Closing Date by a registered surveyor reasonably satisfactory to Agent, (b) certified as correct and as (i) having been made in accordance with the most recent standards for "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA and ACSM, and (ii) meeting the accuracy requirements of a Class A survey (as defined therein) and including items 2-4, 6, 7(a), 7(b), 7(c), 8-10 and 13 of Table A thereof, and (c) disclosing, among other things, (i) the location of the perimeter of the Property by courses and distances,
         (ii) all easements and rights-of-way, (iii) the lines of the street abutting the Property and the width thereof, (iv) encroachments, if any, and the extent thereof in feet and inches upon the Property, and
         (v) all boundary and lot lines, and all other matters that would be disclosed by inspection of the Property and the public records;

                  (5) Environmental reports and assessments of the Property satisfactory to Agent issued by environmental consultants acceptable to Agent with respect to the Property (collectively, the "Environmental Reports");

                  (6) A copy of the Fixed Price Remediation Agreement, the Escrow Agreement and the Water Supply Agreement, each duly executed by the parties thereto, together with a Consent to Assignment of Remediation Agreements, duly executed by Seller and Remediator, in the form attached as Exhibit B to the Assignment of Remediation Agreements;

                  (7) Except as otherwise provided pursuant to Item F.(7) below, certificates of insurance evidencing the insurance Lessee is required to maintain pursuant to Paragraph 3.03 of the Lease Agreement;

                  (8) Binders or similar commitments for the issuance of insurance with respect to the insurance that the Remediator is required to carry and maintain pursuant to the Fixed Price Remediation Agreement, in form and substance satisfactory to Lessor;

                  (9) The Disclosure Letter;

                  (10) A certificate of the Chief Financial Officer of Lessee, addressed to Lessor and Agent and dated the Closing Date, certifying that:

                           (a) The representations and warranties set forth in
                  Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true as of such date);

                           (b) No Default has occurred and is continuing as of
                  such date; and


                                     3.01-4

                           (c) All of the Operative Documents are in full force
                  and effect on such date.

                  (11) All fees and expenses payable to the Lessor Parties and demanded by the Lessor Parties to be paid on or prior to the Closing Date (including the Agent's Structuring Fee); and

                  (12) All fees and expenses of Lessor's and Agent's counsels and demanded by Agent to be paid on or prior to the Closing Date.

                                     3.01-5

                                SCHEDULE 4.01(q)

                                  SUBSIDIARIES

                              See Disclosure Letter



                                    4.01(q)-1

                                SCHEDULE 5.02(c)

                                INVESTMENT POLICY

                              See Disclosure Letter


                                    5.02(e)-1

                                    EXHIBIT A

                                      LAND

                                    EXHIBIT B

                                 LEASE AGREEMENT

                                    EXHIBIT C

                               PURCHASE AGREEMENT

                                    EXHIBIT D

                               ACQUISITION REQUEST

                                     [Date]

SELCO Service Corporation
c/o KeyBank National Association
700 Fifth Avenue, 48th Floor
Seattle, WA  98104
Attn:  Mary Young

         1. Reference is made to that certain Participation Agreement, dated as of June 30, 1999 (the "Participation Agreement"), among Silicon Valley Group, Inc. ("Lessee"), SELCO Service Corporation ("Lessor"), the financial institutions listed in Schedule I to the Participation Agreement (the "Participants") and KeyBank National Association, as agent for the Participants (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

         2. Pursuant to Paragraph 2.03 of the Participation Agreement, Lessee hereby irrevocably requests Lessor to make the Acquisition Advance as follows:

                  (a) The Acquisition Advance shall be in the aggregate amount of $________; and

                  (b) The date of the Acquisition Advance shall be ____________, ____ (the "Closing Date").

         3. $_________ of the Acquisition Advance will be used to pay the Acquisition Price of the Property.

         4. $________ of the Acquisition Advance will be used to pay the costs and expenses set forth in Attachment 1 hereto. All such costs and expenses are Permitted Transaction Expenses.

         5. Lessee hereby certifies to the Lessor Parties that, on the date of this Acquisition Request and after giving effect to the Acquisition Advance:

                  (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                  (b) No Default has occurred and is continuing; and

                  (c) All of the Operative Documents are in full force and effect on such date.

         5.       Please disburse the proceeds of the Acquisition Advance to

---------------------------------------------------.

         IN WITNESS WHEREOF, Lessee has executed this Acquisition Request on the date set forth above.

                                        SILICON VALLEY GROUP, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT E

                             LEASE EXTENSION REQUEST

                                     [Date]

SELCO Service Corporation
c/o KeyBank National Association
700 Fifth Avenue, 48th Floor
Seattle, WA  98104
Attn:  Mary Young

         1. Reference is made to that certain Participation Agreement, dated as of June 30, 1999 (the "Participation Agreement"), among Silicon Valley Group, Inc. ("Lessee"), SELCO Service Corporation ("Lessor"), the financial institutions listed in Schedule I to the Participation Agreement (the "Participants") and KeyBank National Association, as agent for the Participants (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

         2. Pursuant to Paragraph 2.09 of the Participation Agreement, Lessee hereby irrevocably requests Lessor to extend (and the Participants to consent to such extension) the Term of the Lease Agreement for an additional one (1) year by extending the current Scheduled Expiration Date from [__________] to [__________].

         3. Lessee hereby certifies to the Lessor Parties that, on the date of this Lease Extension Request and after giving effect to the extension requested hereby:

                  (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                  (b) No Default has occurred and is continuing; and

                  (c) All of the Operative Documents are in full force and effect on such date.

         IN WITNESS WHEREOF, Lessee has executed this Lease Extension Request on the date set forth above.

                                        SILICON VALLEY GROUP, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    CONSENT

         The undersigned hereby consents to the extension of the Scheduled Expiration Date requested above upon the terms set forth in the attachment hereto.
                                        ----------------------------------------


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------
                                        Date:
                                             -----------------------------------

                                    EXHIBIT F

                            CASH COLLATERAL AGREEMENT

                                    EXHIBIT G

                               ASSIGNMENT OF LEASE

                                    EXHIBIT H

                              LESSOR DEED OF TRUST

                                    EXHIBIT I

                            LESSOR SECURITY AGREEMENT

                                    EXHIBIT J

                           LESSOR/LESSEE DEED OF TRUST

                                    EXHIBIT K

                              ASSIGNMENT AGREEMENT

         THIS ASSIGNMENT AGREEMENT, dated as of the date set forth at the top of Attachment 1 hereto, by and among:

                  (1) The party designated under item A of Attachment I hereto as the Assignor Participant ("Assignor Participant"); and

                  (2) Each party designated under item B of Attachment I hereto as an Assignee Participant (individually, an "Assignee Participant").

                                    RECITALS

         A. Assignor Participant is one of the "Participants" in a Participation Agreement dated as of June 30, 1999, among Silicon Valley Group, Inc. ("Lessee"), SELCO Service Corporation ("Lessor"), Assignor Participant and the other institutions parties thereto as "Participants" (collectively, the "Participants") and KeyBank National Association, as agent for the Participants (in such capacity, "Agent"). (Such Participation Agreement, as amended, supplemented or otherwise modified in accordance with its terms from time to time to be referred to herein as the "Participation Agreement").

         B. Assignor Participant wishes to sell, and each Assignee Participant wishes to purchase, all or a portion of Assignor Participant's rights under the Participation Agreement pursuant to Subparagraph 7.05(b) of the Participation Agreement.

                                    AGREEMENT

         Now, therefore, the parties hereto hereby agree as follows:

         1. Definitions. Except as otherwise defined in this Assignment Agreement, all capitalized terms used herein and defined in the Participation Agreement have the respective meanings given to those terms in the Participation Agreement.

         2. Sale and Assignment. Subject to the terms and conditions of this Assignment Agreement, Assignor Participant hereby agrees to sell, assign and delegate to each Assignee Participant and each Assignee Participant hereby agrees to purchase, accept and assume the rights, obligations and duties of a Participant under the Participation Agreement and the other Operative Documents equal to the Tranche A Percentage, Tranche B Percentage and Proportionate Share set forth under the captions "Tranche Percentages and Proportionate Shares Assigned" opposite such Assignee Participant's name on Part A of Attachment I hereto. Such sale, assignment and delegation shall become effective on the date designated in Part C of

Attachment I hereto (the "Assignment Effective Date"), which date shall be, unless Agent shall otherwise consent, at least five (5) Business Days after the date following the date counterparts of this Assignment Agreement are delivered to Agent in accordance with Paragraph 3 hereof.

         3. Assignment Effective Notice. Upon (a) receipt by Agent of five (5) counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment 1), each of which has been executed by Assignor Participant and each Assignee Participant (and, to the extent required by clause (i) of Subparagraph 7.05(b) of the Participation Agreement, by Lessor, Lessee and Agent) and (b) payment to Agent of the registration and processing fee specified in clause (iii) of Subparagraph 7.05(b) of the Participation Agreement, Agent will transmit to Lessor, Lessee, Assignor Participant and each Assignee Participant an Assignment Effective Notice substantially in the form of Attachment 2 hereto, fully completed (an "Assignment Effective Notice").

         4. Assignment Effective Date. At or before 12:00 noon (local time of Assignor Participant) on the Assignment Effective Date, each Assignee Participant shall pay to Assignor Participant, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Participant and such Assignee Participant (the "Assignment Purchase Price"), for the respective Tranche A Percentage, Tranche B Percentage and Proportionate Share purchased by such Assignee Participant hereunder. Effective upon receipt by Assignor Participant of the Assignment Purchase Price payable by each Assignee Participant, the sale, assignment and delegation to such Assignee Participant of such Proportionate Share as described in Paragraph 2 hereof shall become effective.

         5. Payments After the Assignment Effective Date. Assignor Participant and each Assignee Participant hereby agree that Agent shall, and hereby authorize and direct Agent to, allocate amounts payable under the Participation Agreement and the other Operative Documents as follows:

                  (a) All payments applied to reduce the Outstanding Lease Amount after the Assignment Effective Date with respect to each Tranche A Percentage, Tranche B Percentage and Proportionate Share assigned to an Assignee Participant pursuant to this Assignment Agreement shall be payable to such Assignee Participant.

                  (b) All Base Rent, interest, fees and other amounts accrued after the Assignment Effective Date with respect to each Tranche A Percentage, Tranche B Percentage and Proportionate Share assigned to an Assignee Participant pursuant to this Assignment Agreement shall be payable to such Assignee Participant.

Assignor Participant and each Assignee Participant shall make any separate arrangements between themselves which they deem appropriate with respect to payments between them of amounts paid under the Operative Documents on account of the Tranche A Percentage, Tranche B Percentage and Proportionate Share assigned to such Assignee Participant, and neither Agent nor Lessee shall have any responsibility to effect or carry out such separate arrangements.

         6. Delivery of Copies of Operative Documents. Concurrently with the execution and delivery hereof, Assignor Participant will provide to each Assignee Participant (if it is not already a party to the Participation Agreement) conformed copies of all documents delivered to Assignor Participant on or prior to the Closing Date in satisfaction of the conditions precedent set forth in the Participation Agreement.

         7. Further Assurances. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

         8. Further Representations, Warranties and Covenants. Assignor Participant and each Assignee Participant further represent and warrant to and covenant with each other, Lessor, Agent and the other Participants as follows:

                  (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Participant makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Participation Agreement or the other Operative Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Participation Agreement or the other Operative Documents furnished or the Collateral or any security interest therein.

                  (b) Assignor Participant makes no representation or warranty and assumes no responsibility with respect to the financial condition of Lessee or any of its obligations under the Participation Agreement or any other Operative Documents.

                  (c) Each Assignee Participant confirms that it has received a copy of the Participation Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.

                  (d) Each Assignee Participant will, independently and without reliance upon Lessor, Agent, Assignor Participant or any other Participant and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Participation Agreement and the other Operative Documents.

                  (e) Each Assignee Participant appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under the Participation Agreement and the other Operative Documents as Agent is authorized to exercise by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 6 of the Participation Agreement.

                  (f) Each Assignee Participant (i) affirms that each of the representations and warranties set forth in Paragraph 4.03 of the Participation Agreement is true and correct with respect to such Participant and (ii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Participation Agreement and the other Operative Documents are required to be performed by it as a Participant.

                  (g) Each Assignee Participant represents and warrants that, as of the date hereof, it would not have any basis for demanding any payment under Subparagraph 2.12(c) or Subparagraph 2.12(d) of the Participation Agreement or, to its knowledge, under Subparagraph 2.13(a) of the Participation Agreement.

                  (h) Part B of Attachment 1 hereto sets forth administrative information with respect to each Assignee Participant.

         9. Effect of this Assignment Agreement. On and after the Assignment Effective Date, (a) each Assignee Participant shall be a Participant with a Tranche A Percentage, Tranche B Percentage and Proportionate Share as set forth under the caption "Tranche Percentages and Proportionate Share After Assignment" opposite such Assignee Participant's name in Part A of Attachment 1 hereto and shall have the rights, duties and obligations of such a Participant under the Participation Agreement and the other Operative Documents and (b) Assignor Participant shall be a Participant with a Tranche A Percentage, Tranche B Percentage and Proportionate Share as set forth under the caption "Tranche Percentages and Proportionate Share After Assignment" opposite Assignor Participant's name in Part A of Attachment 1 hereto and shall have the rights, duties and obligations of such a Participant under the Participation Agreement and the other Operative Documents, or, if the Proportionate Share of Assignor Participant has been reduced to zero, Assignor Participant shall cease to be a Participant and shall have no further obligation to fund any portion of the Acquisition Advance.

         10. Miscellaneous. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Paragraph headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment 1 hereto.

                                                                            , as
                                     -------------------------------------------
                                     Assignor Participant

                                     By:
                                        ----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                                                        , as an
                                     ------------------------------------
                                     Assignor Participant

                                     By:
                                        ----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                                                        , as an
                                     ------------------------------------
                                     Assignor Participant

                                     By:
                                        ----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                                                        , as an
                                     ------------------------------------
                                     Assignor Participant

                                     By:
                                        ----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

CONSENTED TO AND ACKNOWLEDGED BY:

----------------------------------------
as Lessee

By:
   -------------------------------------
       Name:
            ----------------------------
       Title:
             ---------------------------

----------------------------------------
as Agent

By:
   -------------------------------------
       Name:
            ----------------------------
       Title:
             ---------------------------

----------------------------------------
As Lessor

By:
   -------------------------------------
       Name:
            ----------------------------
       Title:
             ---------------------------

ACCEPTED FOR RECORDATION IN REGISTER:

----------------------------------------
As Agent

By:
   -------------------------------------
       Name:
            ----------------------------
       Title:
             ---------------------------

                                  ATTACHMENT 1

                             TO ASSIGNMENT AGREEMENT

               PART A TRANCHE PERCENTAGES AND PROPORTIONATE SHARES

                             Tranche Percentages and
                      Proportionate Shares After Assignment

                                 Tranche A       Tranche B      Proportionate       Tranche A        Tranche B      Proportionate
                                 Percentage     Percentage          Share           Percentage       Percentage          Share
                              -------------    -----------      --------------    -------------      ------------   --------------
Assignor Participant:

---------                     --. -------%      --. -------%     --. -------%      --. -------%      --. -------%   --. --------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%      --. -------%   --. --------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%      --. -------%   --. --------%
Assignee Participants:

---------                     --. -------%      --. -------%     --. -------%      --. -------%      --. -------%   --. --------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%      --. -------%   --. --------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%      --. -------%   --. --------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%      --. -------%   --. --------%


                                     K(1)-1

                                     PART B

       [Assignee Participant]
-----------------------------
Applicable Participating Office:


-----------------------------
Address for notices:

Telephone No:
             ---------
Facsimile No:
             ---------
Wiring Instructions:



  [Assignee Participant]
-----------------------------
Applicable Participating Office:



-----------------------------
Address for notices:


Telephone No:
             ---------
Facsimile No:
             ---------
Wiring Instructions:


                                     K(1)-2

                  PART C

ASSIGNMENT EFFECTIVE DATE  ________, ____



                                     K(1)-3

                                  ATTACHMENT 2

                             TO ASSIGNMENT AGREEMENT

                                     FORM OF

                           ASSIGNMENT EFFECTIVE NOTICE

         Reference is made to the Participation Agreement, dated as of June 30, 1999, among Silicon Valley Group, Inc. ("Lessee"), SELCO Service Corporation ("Lessor"), the financial institutions parties thereto as "Participants" (the "Participants") and KeyBank National Association, as agent for the Participants (in such capacity, "Agent"). Agent hereby acknowledges receipt of five executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto. [Note: Attach copy of Assignment Agreement.] Terms defined in such Assignment Agreement are used herein as therein defined.

         1. Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be____________.

         2. Pursuant to such Assignment Agreement, each Assignee Participant is required to pay its Purchase Price to Assignor Participant at or before 12:00 Noon on the Assignment Effective Date in immediately available funds.

                                             Very truly yours,

                                             KeyBank National Association,
                                             as Agent

                                             By:
                                                --------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                     K(2)-1

                                    EXHIBIT L

                         SYNTHETIC LEASE SWAP AGREEMENT



                                     K(2)-1

                                    EXHIBIT M

                      ASSIGNMENT OF REMEDIATION AGREEMENTS

                  THIS ASSIGNMENT OF REMEDIATION AGREEMENTS (this "Agreement" herein), dated as of June 30, 1999, is executed by

                  (1) SILICON VALLEY GROUP, INC., a Delaware corporation ("Lessee"),

                                   in favor of

                  (2) SELCO SERVICE CORPORATION, an Ohio corporation doing business in California as Ohio SELCO Service Corporation ("Lessor").

                                    RECITALS

         A. Lessee has requested Lessor and the financial institutions which are "Participants" under the Participation Agreement referred to in Recital B below (such financial institutions to be referred to collectively as the "Participants") to provide to Lessee a lease facility pursuant to which:

                  (1) Lessor would (a) purchase certain property, (b) lease such property to Lessee and (c) grant to Lessee the right to purchase such property; and

                  (2) The Participants would participate in such lease facility by (a) funding the advance to be made by Lessor to purchase such property and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

         B. Pursuant to a Participation Agreement dated of even date herewith (the "Participation Agreement") among Lessee, Lessor, the Participants and KeyBank National Association, as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement setting forth the terms for the purchase of the Property by Lessee from Lessor.

         C. One of the conditions to the effectiveness of the Participation Agreement is the execution and delivery of this Agreement by the parties hereto setting forth the terms of the assignment by Lessee to Lessor of certain documents, instruments and agreements related to the remediation of the Property.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.        INTERPRETATION.

                  1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such
Schedule 1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

                  1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.

SECTION 2.        ASSIGNMENT.

                  2.01. Assignment. Subject to Paragraph 2.02 hereof, Lessee hereby assigns to Lessor all of Lessee's right, title and interest in, to and under all documents, instruments and agreements between Lessee and any other Person relating to the remediation of the Property and/or use of the groundwater on the Property for a water supply (including, without limitation, the Fixed Price Remediation Agreement, the Escrow Agreement and the Water Supply Agreement) (collectively, the "Remediation Agreements") and all future Remediation Agreements which may be entered into by Lessee and/or issued for the benefit of Lessee prior to the termination of this Agreement. Upon execution or receipt of any new Remediation Agreement, Lessee shall promptly notify Lessor as to the existence of such Remediation Agreement. Upon Lessor's request, Lessee shall provide Lessor with copies of the Remediation Agreement.

                  2.02. Absolute Assignment. This Agreement constitutes a present and absolute assignment to Lessor; provided, however, that (a) Lessor may not enforce the terms of the Remediation Agreement unless and until an Event of Default occurs and (b) so long as no Event of Default has occurred, Lessee shall have the right to enforce the terms and exercise the rights granted to Lessee pursuant to the Remediation Agreements for the benefit of Lessee and Lessor provided that such exercise is not otherwise inconsistent with the terms of this Agreement and the other Operative Documents. Upon the occurrence of any Event of Default, Lessor may, in its sole discretion, give notice to any Person referred to in the Remediation Agreement or any other party to a Remediation Agreement of its intent to enforce the rights of Lessee under the Remediation Agreements and may initiate or participate in any legal proceedings respecting the enforcement of said rights. Lessee acknowledges that, by accepting this assignment, Lessor does not assume any of Lessee's obligations under the Remediation Agreements.

                  2.03. Seller's and Remediator's Consent. In connection with the execution and delivery to Lessor of this Agreement, Lessee shall obtain and deliver to Lessor consents from each of Seller and Remediator in the form attached hereto as Exhibit A with respect to the assignment by Lessee of all of its right, title and interest in and to the Fixed Price Remediation Agreement, the Escrow Agreement and the Water Supply Agreement. Upon Lessor's request, Lessee shall obtain and provide to Lessor a Consent to Assignment for any new Remediation Agreements entered into by Lessee after the date hereof which Lessor determines in its sole discretion is material to the remediation of the Property.

SECTION 3.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE.

                  3.01. Representations and Warranties. Lessee represents and warrants to Lessor that (a) all Remediation Agreements entered into by Lessee are in full force and effect and are enforceable in accordance with their terms (subject to applicable laws regarding insolvency and principles of equity) and, to the best of Lessee's knowledge, no default, or event which would constitute a default after notice or the passage of time, or both, exists with respect to said Remediation Agreements; (b) all copies of the Remediation Agreements delivered to Lessor are complete and correct; and (c) Lessee has not assigned any of its rights under the Remediation Agreements, except as otherwise provided herein or in the other Operative Documents.

                  3.02. Covenants. Lessee agrees (a) to pay and perform all obligations of Lessee under the Remediation Agreements; (b) to enforce the payment and performance of all obligations of any other Person under the Remediation Agreements; (c) not to amend or modify the Remediation Agreements (including, without limitation, the Fixed Price Remediation Agreement, the Escrow Agreement and the Water Supply Agreement), not exercise its rights under Paragraph 1.C. of the Fixed Price Remediation Agreement with respect to the placement of any deed or use restrictions on the Property, nor enter into any future Remediation Agreements without Lessor's prior written approval which shall not be unreasonably withheld, except as otherwise may be permitted by the Operative Documents; and (d) not to further assign, for security or any other purposes, its rights under the Remediation Agreements without Lessor's prior written approval.

SECTION 4.        MISCELLANEOUS.

                  4.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

                  4.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

                  4.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

                  4.04. No Third Party Rights. Nothing expressed in or to be implied from this

Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

                  4.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

                  4.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

                  4.07. Termination. After the expiration of the Lease Agreement and the satisfaction in full of all Lessee Obligations, the assignment of the Remediation Agreements set forth herein shall terminate, Lessor shall re-assign to Lessee its interests in such Remediation Agreements and this Agreement shall terminate.

                          [The signature page follows.]

                  IN WITNESS WHEREOF, Lessee has caused this Agreement to be executed as of the day and year first above written.

LESSEE:                                     SILICON VALLEY GROUP, INC.

                                            By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                    EXHIBIT A
                              CONSENT TO ASSIGNMENT

                  1. Reference is made to (a) the property located at 440 Kings Village Road, as more particularly described in Exhibit A to the Participation Agreement (the "Property") and (b) the agreement[s] described in Attachment 1 hereto.

                  2. Silicon Valley Group, Inc. ("Lessee") has notified the undersigned that, pursuant to an Assignment of Remediation Agreements dated as of June 30, 1999 between Lessee and SELCO Service Corporation, an Ohio corporation doing business in California as Ohio SELCO Service Corporation ("Lessor") (the "Assignment"), Lessee has assigned to Lessor the agreement[s] described in Attachment 1 hereto and all future documents, instruments and agreements relating to the remediation of the Property (collectively, the "Remediation Agreements").

                  3. The undersigned hereby consents to the Assignment and acknowledges and agrees as follows for the benefit of Lessor that:

                  (a) Pursuant to the Assignment, Lessee may not amend or modify the Remediation Agreements (including, without limitation, the agreement[s] described in Attachment 1 hereto), [not exercise its rights under Paragraph 1.C. of the Fixed Price Remediation Agreement with respect to the placement of any deed or use restrictions on the Property,] nor enter into any future Remediation Agreements without Lessor's prior written approval which shall not be unreasonably withheld; and

                  (b) If requested by Lessor in the exercise of Lessor's rights under the Assignment, the undersigned shall continue to perform its obligations under the Remediation Agreements in accordance with the terms thereof. The undersigned acknowledges that Lessor may have no means of discovering when or if the undersigned claims a default under the Remediation Agreements and agrees that it will give Lessor prior written notice of any default claimed by the undersigned under the Remediation Agreements. Said notice shall set forth a description of the default and a request to Lessor to cure the same within thirty (30) days. Said notice shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of seventy-two
         (72) hours after deposit in United States Postal Service certified mail, postage prepaid and addressed to the address of Lessor appearing below. No termination of the Remediation Agreements by the undersigned shall be binding upon Lessor unless Lessor has received such notice and has failed to cure the described default within said thirty (30) days. The undersigned further acknowledges that, unless and until Lessor elects to exercise its rights under the Assignment and requests the undersigned's performance under the Remediation Agreements in writing, Lessor neither undertakes nor assumes any obligations or liability under the Remediation Agreements. Upon any such election, Lessor agrees to be bound by the terms and conditions of the Remediation Agreements to the same extent as Lessee (including, without limitation, all obligations and liabilities of Lessee arising prior to such election as to which the undersigned has notified Lessor in writing prior to such election that such obligations or liabilities have yet to be performed by Lessee).

         IN WITNESS WHEREOF, the undersigned has executed this Consent on this ___________ day of___________, ____.



                                      [________________________________]



                                            By:
                                                ________________________________

                                                Name:
                                                     ___________________________

                                                Title:
                                                      __________________________

                                      Signatory's Address:

                                      [__________________________]
                                      [__________________________]
                                      [__________________________]
                                      [__________________________]

                                      Lessor's Address:

                                      SELCO Service Corporation
                                      c/o KeyBank National Association
                                      700 Fifth Avenue, 48th Floor
                                      Seattle, WA  98104
                                      Attn:  Mary Young

                                                              EXECUTION VERSION

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                             PARTICIPATION AGREEMENT

                                      AMONG

                           SILICON VALLEY GROUP, INC.

                                       AND

                            SELCO SERVICE CORPORATION
                An Ohio corporation during business in California
                         Ohio SELCO Service Corporation

                                       AND

                          THE PARTICIPANTS NAMED HEREIN

                                       AND

                          KEYBANK NATIONAL ASSOCIATION,

                          AS AGENT FOR THE PARTICIPANTS

                                  JUNE 30, 1999

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
SECTION 1.INTERPRETATION.......................................................................................  1

1.01.    Definitions...........................................................................................  1

1.02.    Rules of Interpretation...............................................................................  2

SECTION 2.LEASE FACILITY.......................................................................................  2

2.01.    Acquisition, Lease, Amount Limitations, Etc...........................................................  2

2.02.    Participation Agreement...............................................................................  2

2.03.    Acquisition Request...................................................................................  4

2.04.    Agent Fees............................................................................................  4

2.05.    Funding of Acquisition Advance........................................................................  4

2.06.    Sharing of Payments...................................................................................  4

2.07.    Other Payment Terms...................................................................................  6

2.08.    Commitment Termination................................................................................  8

2.09.    Lease Extensions......................................................................................  8

2.10.    Nature of the Transaction.............................................................................  8

2.11.    Security.............................................................................................. 10

2.12.    Change of Circumstances............................................................................... 11

2.13.    Taxes on Payments..................................................................................... 14

2.14.    Funding Loss Indemnification.......................................................................... 16

2.15.    Replacement of Participants........................................................................... 16

2.16.    Limitation on Collection of Costs..................................................................... 16

SECTION 3.CONDITIONS PRECEDENT................................................................................. 17

3.01.    Acquisition Advance................................................................................... 17

3.02.    Other Conditions Precedent............................................................................ 17

3.03.    Covenant to Deliver................................................................................... 17

SECTION 4.REPRESENTATIONS AND WARRANTIES....................................................................... 17

4.01.    Lessee's Representations and Warranties............................................................... 17

4.02.    Lessor's Representations and Warranties............................................................... 23

4.03.    Participants' Representations and Warranties.......................................................... 25

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                               PAGE
SECTION 5.COVENANTS............................................................................................ 26

5.01.    Lessee's Affirmative Covenants........................................................................ 26

5.02.    Lessee's Negative Covenants........................................................................... 29

5.03.    Lessee's Financial Covenants.......................................................................... 37

5.04.    Lessor's Covenants.................................................................................... 39

5.05.    Participants' Covenants............................................................................... 39

SECTION 6.LESSOR, AGENT AND THEIR RELATIONS WITH PARTICIPANTS.................................................. 39

6.01.    Appointment of Agent.................................................................................. 39

6.02.    Powers and Immunities................................................................................. 40

6.03.    Reliance.............................................................................................. 40

6.04.    Defaults.............................................................................................. 40

6.05.    Indemnification....................................................................................... 41

6.06.    Non-Reliance.......................................................................................... 41

6.07.    Resignation or Removal of Agent....................................................................... 41

6.08.    Authorization......................................................................................... 42

6.09.    Lessor and Agent in their Individual Capacities....................................................... 42

SECTION 7.MISCELLANEOUS........................................................................................ 42

7.01.    Notices............................................................................................... 42

7.02.    Expenses.............................................................................................. 44

7.03.    Indemnification....................................................................................... 44

7.04.    Waivers; Amendments................................................................................... 45

7.05.    Successors and Assigns................................................................................ 45

7.06.    Setoff................................................................................................ 49

7.07.    No Third Party Rights................................................................................. 49

7.08.    Partial Invalidity.................................................................................... 49

7.09.    JURY TRIAL............................................................................................ 49

7.10.    Counterparts.......................................................................................... 49

7.11.    No Joint Venture, Etc................................................................................. 50

                                                                                                               PAGE
7.12.    Usury Savings Clause.................................................................................. 50

7.13.    Confidentiality....................................................................................... 50

7.14.    Governing Law......................................................................................... 50

SCHEDULES

I              Participants
II             Pricing Grid
1.01           Definitions
1.02           Rules of Interpretation
3.01           Conditions Precedent to Acquisition Advance
4.01(q)        Subsidiaries
5.02(e)        Investment Policy


EXHIBITS
--------
A              Land (Recital A; Schedule 1.01))
B              Lease Agreement (2.01(a))
C              Purchase Agreement (2.01(a))
D              Acquisition Request (2.03)
E              Lease Extension Request (2.09)
F              Cash Collateral Agreement (2.11(a))
G              Assignment of Lease (2.11(b))
H              Lessor Deed of Trust (2.11(b))
I              Lessor Security Agreement (2.11(b))
J              Lessor/Lessee Deed of Trust (2.11(c))
K              Assignment Agreement (7.05(b))
L              Synthetic Lease Swap Agreement (Schedule 3.01))
M              Assignment of Remediation Agreements (2.11(a))

                                      -iii-